Exhibit 10.33
FIRST AMENDMENT TO THE
MW MANUFACTURERS, INC. RETIREMENT PLAN
2009 RESTATEMENT
     WHEREAS, MW Manufacturers, Inc. (the “Company”) has heretofore adopted the MW Manufacturers, Inc. Retirement Plan (the “Plan”), which was restated effective January 1, 2009; and
     WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan from time to time, but has delegated that authority to the Plan Committee pursuant to Article X of the Plan; and
WHEREAS, the Company and Committee desire to amend the Plan as directed by the Internal Revenue Service;
NOW, THEREFORE, BE IT RESOLVED that the Plan shall and is hereby amended effective January 1, 2009 as follows:
1.	Article VII of the Plan is amended by the addition of section 7.9 to read as follows:

“ 7.9. Notification of Relative Value. The Plan Administrator shall notify the Participant when a benefit under the Plan is requested. Such notification shall include a general description of the material features, and an explanation of the relative value, of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of IRC 417(a)(3) and Treasury Regulation 1.417(a)(3)-1.”

2.	The section 9.1 of the Plan headed “Reduction of Benefits” shall be renumbered as section 9.2.
     IN WITNESS WHEREOF, the Committee has caused this First Amendment to be executed this 14th day of December, 2009.

MW MANUFACTURERS, INC.
By:
Benefits Committee Member

MW MANUFACTURERS, INC.
RETIREMENT PLAN
(Effective as of January 1, 1997)
2009 Restatement

TABLE OF CONTENTS

Article I. The Plan	1
1.1. Background of Plan	1
1.2. Applicability of Plan	1
1.3. Purpose of Plan	1
1.4. Effective Dates	1
Article II. Definitions	2
2.1. Accrued Benefit	2
2.2. Actuarial Equivalent	2
2.3. Affiliate	4
2.4. Annual Earnings	4
2.5. Annuity Starting Date	7
2.6. Applicable Determination Date	7
2.7. Automatic Joint and Surviving Spouse Annuity	7
2.8. Beneficiary	7
2.9. Break Year	7
2.10. Code	7
2.11. Committee	8
2.12. Covered Compensation	8
2.13. Credited Service	8
2.14. Deferred Retirement Benefit	11
2.15. Disability Retirement Benefit	11
2.16. Earliest Retirement Age	11
2.17. Early Retirement Benefit	11
2.18. Early Retirement Date and Benefit	11
2.19. Eligible Employee	11
2.20. Employee	11
2.21. Employer	11
2.22. ERISA	11
2.23. Final Average Earnings	11
2.24. Freeze Date	12
2.25. Highly Compensated Employee	12
2.26. Hour of Service	13
2.27. Key Employee	15
2.28. Leased Employee	16
2.29. Leasing Organization	16
2.30. Leasing Organization Pension Plan	16
2.31. Normal Retirement Age	17
2.32. Normal Retirement Benefit	17
2.33. Normal Retirement Date	17
2.34. Participant	17
2.35. Plan	17
2.36. Plan Administrator	17
2.37. Plan Year	17
2.38. Prior Plan	17

2.39. Recipient Employer	18
2.40. Related Person	18
2.41. Single Life Annuity	18
2.42. Social Security Benefit	18
2.43. Social Security Retirement Age	18
2.44. Termination of Service	18
2.45. Total and Permanent Disability	19
2.46. Trust Agreement	19
2.47. Trust Fund	19
2.48. Trustee	19
2.49. Year of Eligibility Service	19
2.50. Year of Vesting Service	20
Article III. Eligibility and Participation	21
3.1. Eligible Employee	21
3.2. Commencement of Participation	21
3.3. Rehired Employees	22
3.4. Treatment of Transferred Employees	22
Article IV. Normal Retirement Benefit	23
4.1. Normal Retirement Benefit (Salaried Participants)	23
4.2. Normal Retirement Benefit (Hourly Participants)	25
4.3. Normal Retirement Benefit (Brown Moulding Participants)	25
4.4. Minimum Benefit	27
4.5. Deferred Retirement	28
4.6. Adjustment for In-Service Payments	29
Article V. Termination of Service Before Normal Retirement Age	30
5.1. Vested Benefit Payable at Normal Retirement Date	30
5.2. Early Retirement Benefits	30
5.3. Early Retirement Benefits for Participants whose Termination of Service if Prior to Early Retirement Date	31
5.4. Disability Retirement Benefit	32
Article VI. Suspension of Benefits Upon Certain Employment or Reemployment	32
6.1. Reemployment Before Normal Retirement Date	32
6.2. Employment or Reemployment on or After Normal Retirement Date	32
6.3. Suspension of Benefits Notice Procedures	33
Article VII. Form of Payment of Retirement Benefits	33
7.1. Automatic Form of Payment	34
7.2. Automatic Joint and Surviving Spouse Annuity	34
7.3. Other Optional Forms of Payment	36
7.4. Restrictions on Distributions	37
7.5. Amounts Not Exceeding $1,000	39
7.6. Designation of Beneficiary	39
7.7. Death of Beneficiary Prior to Participant’s Termination of Service	40
7.8. Direct Rollovers to Eligible Retirement Plans	40
Article VIII. Death Benefits	41
8.1. Automatic Pre-Retirement Surviving Spouse Benefits	41
8.2. Amount	41

8.3. Commencement of Payments	42
8.4. Lump Sum Distributions	42
Article IX. Maximum Benefit Limitations	42
9.1. Limitation on Benefits	42
9.2. Limitations Applicable to Certain Employees and Former Employees	43
9.3. Preservation of Accrued Benefit Prior to January 1, 1987	43
Article X. Amendment and Termination	43
10.1. Amendment and Termination	43
10.2. Vesting on Termination or Partial Termination	44
10.3. Distribution on Termination	44
10.4. Merger, Consolidation, or Transfer	44
Article XI. Contributions	44
11.1. Employer Contributions	44
11.2. Reversion of Employer Contributions	44
11.3. Employee Contributions	45
Article XII. Administration of the Plan	45
12.1. Plan Administrator	45
12.2. Appointment to and Resignation from the Committee	45
12.3. Powers and Duties of the Committee	45
12.4. Action by Majority of the Committee	45
12.5. Rules and Regulations of the Committee	45
12.6. Conclusiveness of Reports, Etc	45
12.7. Claims Procedure	46
12.8. Employment of Agents	46
12.9. Compensation and Expenses of Committee	47
12.10. Indemnity for Liability	47
Article XIII. Trust Arrangements	47
13.1. Appointment of Trustee	47
13.2. Removal of Trustee; Appointment of other Trustee	47
13.3. Change in Trust Agreements	47
13.4. Trust Fund	47
Article XIV. Leased Employees	47
14.1. Treatment of Leased Employees Under the Plan	47
14.2. Service Not Counted	48
14.3. Definitions	48
14.4. Construction	49
Article XV. Top-Heavy Plan Provisions	49
15.1. General Rule	49
15.2. When Plan is Top-Heavy	49
15.3. When Plan is in Top-Heavy Group	50
15.4. Minimum Benefit	51
15.5. Accelerated Vesting	51
15.6. Adjustment in Maximum Benefit Limitation	52
15.7. Definitions	52
Article XVI. Miscellaneous	52
16.1. No Employment Rights Created	52

16.2. Rights to Trust Assets	52
16.3. Nonalienability of benefits; Qualified Domestic Relations Orders	53
16.4. Expenses	53
16.5. Severabilty	54
16.6. Governing Law	54
16.7. Payments to Minors and Incompetents	54
16.8. Missing Persons	54
16.9. USERRA Compliance	54
16.10. Reclassification of Employment Status	54
16.11. Titles	55

MW MANUFACTURERS, INC.
RETIREMENT PLAN
Article I. The Plan
     1.1. Background of Plan. MW Manufacturers formerly maintained the Pension Plan for Salaried Employees of MW Manufacturers, Inc. (the “Salaried Plan”) and the Pension Plan for Eligible Hourly Employees of MW Manufacturers, Inc. (the “Hourly Plan”), and Brown Moulding Company, Inc. formerly maintained the Pension Plan for Eligible Employees of Brown Moulding Co., Inc. (the “Brown Moulding Plan”). In 1997, Brown Moulding Company, Inc. was merged into MW Manufacturers, Inc. and thereafter until December 31, 1998, MW Manufacturers, Inc. maintained the Salaried Plan, the Hourly Plan and the Brown Moulding Plan (the “Prior Plans”). Effective December 31, 1998, the three Prior Plans were consolidated into the MW Manufacturers, Inc. Retirement Plan (the “1997 Restatement”). The 1997 Restatement was subsequently amended to conform to the requirements of the Uruguay Round Amendments Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act of 1996, and the Taxpayer Relief Act of 1997 and certain other law changes. The 1997 Restatement is hereby amended and completely restated (the “2009 Restatement”). The 2009 Restatement incorporates the amendments to the Plan since the 1997 Restatement, conforms the Plan to comply with the final regulations under Section 415 of the Code, published on April 5, 2007, and makes such other changes as the Sponsor finds necessary or desirable.
     1.2. Applicability of Plan. Except as otherwise expressly indicated, the provisions of this Plan are applicable only to Employees in the employ of the Employer or an Affiliate on or after January 1, 2009. The Plan shall preserve all rights accrued and not forfeited by participants under the Prior Plans. The rights and benefits of any person entitled to benefits under the Plan shall be determined in accordance with the provisions of the Plan in effect at the time the applicable event occurs, except as otherwise explicitly provided in this Plan.
     1.3. Purpose of Plan. The purpose of the Plan is to provide for a portion of the livelihood of Eligible Employees in their retirement. The Plan is intended to meet the requirements of section 401(a), and the Trust is intended to qualify under section 501(a) of the Internal Revenue Code of 1986.
     1.4. Effective Dates. The restatement of the Plan amends the Prior Plans, effective January 1, 2009, except as specifically provided herein.

     1.5. Valley Recreation Products Plan Benefits. Effective October 21, 2002, all assets and liabilities of the Valley Recreation Products Inc. Retirement Income Plan for Salaried and Sales Employees (“Valley Plan”) shall be merged into the Plan, and from and after October 22, 2002, all benefits due to participants and beneficiaries under the Valley Plan shall be payable from this Plan in accordance with the terms of the Valley Plan as in effect on October 21, 2002.
Article II. Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. The definition of any term herein in the singular shall also include the plural, whichever is appropriate in the context.
     2.1. Accrued Benefit shall mean, as of any given date, the monthly amount of retirement income which would be payable under Article IV in the form of a Single Life Annuity commencing on the individual’s Normal Retirement Date (or date of Termination of Service, if later), based on the individual’s Credited Service, Final Average Earnings, Covered Compensation (to the extent applicable), and Social Security Benefit (to the extent applicable) as of the given date. The Accrued Benefit shall not be less than the amount described in Appendix B if the Participant’s Annual Earnings exceed the applicable dollar limits set out in section 2.4(e)(1) and (2).
     2.2. Actuarial Equivalent shall mean an equivalent amount determined as follows:
(a)	Annuity Distributions. Except as provided herein and in subsections (b) (Lump Sum Distributions) and (c) (Maximum Benefit Limitations) below, in determining the amount of a benefit payable under the Plan, actuarial equivalence shall be determined by using the mortality table set forth in Appendix A and
(1)	in the case of benefits commencing on or after January 1, 1989, the immediate and deferred interest rates published by the Pension Benefit Guaranty Corporation for determining lump sum benefits on the first day of the Plan Year in which the Annuity Starting Date occurs; or
(2)	in the case of benefits commencing before January 1, 1989, the immediate and deferred interest rates published by the Pension Benefit Guaranty Corporation for determining lump sum benefits on the first day of the fourth month preceding the benefit commencement date.
Notwithstanding paragraph (1), in the case of benefits commencing on or after January 1, 1989 and prior to January 1, 1993, the value of a Participant’s benefit in each optional form shall be calculated on the basis of the interest rate described in paragraph (1) or (2), whichever produces the greater benefit.
(b)	Lump Sum Distributions.
(1)	Distributions on or After January 1, 1996. Except as provided in the last sentence of this subsection, in the case of distributions on or after January 1, 1996, in determining the amount of a lump sum distribution under section 7.3(d), 7.5, or 8.4 of the Plan, actuarial equivalence shall be determined on the basis of the mortality table described in Revenue Ruling 95-6 (or any table the IRS approves as a substitute for such table) and an interest rate equal to the average yield on 30-year Treasury Constant Maturities determined for the third month before the Plan Year in which the distribution is made or such other time as the Secretary of the Treasury prescribes. Any distribution made from the Hourly Plan after January 1, 1996 and before April 1, 1997 that resulted in the payment of a larger lump sum benefit than would have been permissible had this subsection been applied shall be deemed to have been made correctly notwithstanding the application of a different interest rate.

(2)	Distributions On or After January 1, 1989 and Before January 1, 1996. In the case of distributions on or after January 1, 1989 and before January 1, 1996, in determining the amount of a lump sum distribution under section 7.3(d), 7.5, or 8.4 of the Plan, actuarial equivalence shall be determined on the basis of the immediate and deferred interest rates published by the Pension Benefit Guaranty Corporation for determining lump sum benefits on the first day of the Plan Year in which the Annuity Starting Date occurs.

(3)	Distributions Before January 1, 1989. In the case of

distributions before January 1, 1989, the applicable interest rate used by the Pension Benefit Guaranty Corporation shall be the applicable rate used by the Pension Benefit Guaranty Corporation on the first day of the fourth month preceding the date of distribution.
Notwithstanding paragraph (2), in the case of distributions on or after January 1, 1989 and prior to January 1, 1993, the value of a Participant’s benefit shall be calculated on the basis of the interest rate described in paragraph (2) or (3), whichever produces the greater benefit.
     2.3. Affiliate shall mean:
(a)	any corporation while it is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Employer,
(b)	any other trade or business (whether or not incorporated) while it is under common control with the Employer within the meaning of Code section 414(c),
(c)	any organization during any period in which it (along with the Employer) is a member of an affiliated service group (within the meaning of Code section 414(m)), and
(d)	any entity required to be aggregated with the Employer pursuant to Code section 414(o) and the regulations thereunder;
provided that, for purposes of Article IX of the Plan (regarding maximum benefit limitations), in determining common control under Code sections 414(b) and (c), the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place the latter appears in Code section 1563 (and regulations thereunder) and in Treasury regulations under Code section 414(c).
2.4. Annual Earnings.
(a) Benefits Payable Under Sections 4.1(d) and 4.3(d) (Freeze Date Benefit Formula).
(1)	Items Included. For purposes of determining a Participant’s Accrued Benefit under the formula set forth in sections 4.1(d) and 4.3(d) (whichever is applicable), Annual Earnings shall include all compensation paid by the Employer to the Employee for a Plan Year (other than amounts excluded under paragraph (2), below), including but not limited to base pay, cash bonuses, overtime pay, commissions paid in cash, vacation pay, amounts deferred as a result of a salary reduction election under Code section 401(k), and any salary reduction amounts in connection with a plan maintained under Code section 125.

(2)	Items Excluded. For purposes of determining a Participant’s Accrued Benefit under the formula set forth in section 4.1(d) or section 4.3(d) (whichever is applicable), “Annual Earnings” shall not include severance pay, premiums paid for life insurance, relocation allowances, contributions or benefits under this or any other plan of deferred compensation (except amounts deferred as a result of a salary reduction election under Code section 401(k)), and any compensation realized raider or in connection with any current or former incentive plan, stock option plan, stock appreciation rights plan, or stock purchase plan.
(b) Benefits Payable Under Sections 4.1(e) and 4.3(e) (Post-1988 Benefit Formula).
(1)	Items Included. For purposes of determining a Participant’s Accrued Benefit under the formula set forth in section 4.1(e) or section 4.3(e) (whichever is applicable), Annual Earnings shall include all wages (within the meaning of Code section 3401(a)) and all other payments of compensation to the Employee by the Employer for a Plan Year for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d) and 6051(a)(3), as set forth in Treasury regulation section 1.415-2(d)(11)(i), with the modifications set forth in this paragraph and in paragraph (2), below. Annual Earnings shall include amounts deferred as a result of a salary reduction election under Code section 401(k), and any salary reduction amounts in connection with a plan maintained under Code section 125 or 132(f)(4).

(2)	Items Excluded. For purposes of determining a Participant’s Accrued Benefit under the formula set forth in sections 4.1(e) and section 4.3(e) (whichever is applicable), Annual Earnings shall not include reimbursements or other expense allowances; fringe benefits (cash and noncash); moving expenses; deferred compensation (except amounts deferred as a result of a salary reduction election under Code section 401(k)); welfare benefits; accrued vacation pay for periods (in excess of six months) commencing on or after January 1, 1993; severance pay for periods of severance commencing before January 1, 1993 and for periods of severance in excess of six months commencing on or after January 1, 1993; and in the case of highly compensated employees (within the meaning of Code section 414(q)), income realized under any current or former incentive plan, stock option plan, stock appreciation rights plan, or stock purchase plan.

(c)	Certain Former Employees of BiltBest. In addition to the amounts determined under subsections (a) and (b), in the case of a Salaried Participant who was formerly an employee of BiltBest Plant, a Division of MW Manufacturers, Inc. (“BiltBest”) on May 25, 1990, Annual Earnings shall also include all compensation paid to the Employee by BiltBest prior to May 25, 1990.

(d)	Certain Former Employees of Tupelo Distribution. In addition to the amounts determined under subsections (a) and (b), in the case of a Salaried Participant who was formerly an employee of Tupelo Distribution Center, a Division of MW Manufacturers, Inc. (“Tupelo Distribution”) on May 3, 1993, Annual Earnings shall include all compensation paid to the Employee by Tupelo Distribution prior to May 3, 1993.

(e)	Limitation on Amount.
(1)	Accruals for Plan Years Beginning on or After January 1, 1989 and Before January 1, 1994. In determining benefit accruals of any Participant for any Plan Year beginning on or after January 1, 1989 and before January 1, 1994, the amount of Annual Earnings taken into account for any Plan Year shall not exceed $200,000, or such other amount as shall be determined by the Secretary of the Treasury under Code section 415(d) to reflect cost-of-living adjustments. For purposes of applying the preceding sentence, a Participant’s Accrued Benefit as of a given date shall be determined by applying the Annual Earnings limitation in effect for the Plan Year in which such date occurs to all prior Plan Years taken into account in determining such Accrued Benefit.

(2)	Accruals for Plan Years Beginning on or After January 1, 1994. In determining benefit accruals of any Participant for any Plan Year beginning on or after January 1, 1994, the amount of Annual Earnings taken into account shall not exceed $150,000, or such other limit as shall be in effect for such Plan Year under Code section 401(a)(17), as determined by the Secretary of the Treasury under Code section 415(d) to reflect cost-of living adjustments. The applicable limit effective January 1, 2009 is $245,000.

(3)	Application of Compensation Limits To Family Units. Effective only for Plan Years prior to 1997 and for purposes of calculating the maximum limit with respect to an Employee who is a 5 percent owner or a Highly Compensated Employee, and who is one of the ten most highly compensated Employees of the Employer, amounts paid to the Spouse and/or lineal descendant of such an Employee (including a legal adoptee) who has not attained age 19 by the last day of the Plan Year shall be deemed paid to such 5 percent owner or Highly Compensated Employee as the case may be. In the event the $200,000 (or $150,000) or adjusted Compensation limitation applies to the combined Compensation of the Employee and one or more family members as defined herein, then, except for purposes of determining the portion of Compensation up to the integration level, the limitation shall be prorated among the affected individual’s Compensation in the same proportion that each such individual’s Compensation, determined prior to the application of this limitation, bears to the aggregate Compensation of said individuals.
(f)	Benefits Payable Under Section 4.1(e)

Annual Earnings shall not include any compensation of any sort paid by the Employer to the Participant for any service performed on or after October 31, 2004.
2.5. Annuity Starting Date shall be defined as follows:
(a)	Benefits Payable in the Form of an Annuity. In the case of benefits payable in the form of an annuity, Annuity Starting Date shall mean the first day of the first period for which an amount is payable under the Plan.

(b)	Benefits Payable in the Form of a Single Sum Payment. In the case of a benefit payable in the form of a single sum payment, Annuity Starting Date shall mean the date on which all events have occurred which entitle the Participant to such benefit.
For purposes of subsection (a), if a benefit payment under the Plan has become payable to a Participant but distribution has not yet occurred solely for administrative reasons, the Participant’s Annuity Starting Date shall be deemed to have occurred on the date such payment first became payable.
2.6. Applicable Determination Date shall have the meaning set forth in section 15.7(a).
2.7. Automatic Joint and Surviving Spouse Annuity shall mean the benefit form described in section 7.2(b).
2.8. Beneficiary shall mean the person or persons designated under section 7.6 to receive benefits under the Plan.
2.9. Break Year shall mean a Plan Year in which the Employee is credited with 500 or fewer Hours of Service.
2.10. Code shall mean the Internal Revenue Code of 1986, as in effect at the time with respect to which such term is used. A reference to a provision of the Code shall, if such provision is amended, refer to the successor to such provision.
          2.11. Committee shall mean the Committee appointed by the board of directors of the Employer to administer the Plan under Article XII.
          2.12. Covered Compensation shall mean the average (without indexing) of the taxable wage bases under the Social Security Act in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains Social Security Retirement Age. A Participant’s Covered Compensation shall be automatically adjusted for each Plan Year. In the case of a Participant who continues employment with the Employer in a Plan Year commencing after the calendar year in which the Participant attains Social Security Retirement Age, the Participant’s Covered Compensation for such Plan Year shall be equal to the Participant’s Covered Compensation for the Plan Year in which the Participant attained Social Security Age.
          2.13. Credited Service shall mean the service which shall be used in determining the Participant’s benefit under the Plan, determined as follows:
(a)	General Rule.
(1)	Salaried Participants and Brown Participants. A full year of Credited Service shall be earned for each Plan Year for which an Employee is credited with at least 1,000 Hours of Credited Service. Notwithstanding any provision herein to the contrary, Credited Service shall not include periods of employment on or after October 31, 2004.

(2)	Hourly Participants. A full year of Credited Service shall be earned for each Plan Year for which an Employee is credited with at least 1,700 Hours of Credited Service.
(b)	Partial Year of Credited Service.
(1)	Salaried Participants and Brown Participants. In the case of a Plan Year in which an Employee is credited with fewer than 1,000 Hours of Credited Service (including the Plan Year in which the Employee terminates employment), the Employee shall earn a Partial Year of Credited Service in the proportion which his or her Hours of Credited Service bear to 1,000. Notwithstanding any provision herein to the contrary, Credited Service shall not include periods of employment on or after October 31, 2004.

(2)	Hourly Participants. In the case of a Plan Year in which an

Employee is credited with fewer than 1,700 Hours of Credited Service (but at least 1,000 Hours of Service), the Employee shall earn a Partial Year of Credited Service in the proportion which his or her Hours of Credited Service bear to 1,700. Effective for Plan Years beginning after December 31, 1998, an Employee shall be entitled to a Partial Year of Credited Service for the Plan Year of termination in the same proportion as described above, whether or not he or she is credited with at least 1,000 Hours of Service.
(c)	Hours of Credited Service. “Hours of Credited Service” shall:
(1)	include all Hours of Service as an Eligible Employee on or after the date on which the Employee becomes a Participant;

(2)	include periods commencing on or after January 1, 1993, of imputed service except periods of imputed service during which the Employee performs services for another employer (each period not to exceed six months), in accordance with Treasury regulation section 1.401(a)(4)-11(d)(3);

(3)	exclude:
(A)	periods of leaves of absence commencing on or after January 1, 1993 including, but not limited to periods during which the Employee is on sick leave or laid-off;

(B)	periods of military service, except to the extent such periods are required to be taken into account under applicable veterans’ rights laws;

(C)	in the case of a Participant who does not have an Hour of Service___ after December 31, 1987, Hours of Service on or after the Participant’s Normal Retirement Age; and

(D)	in the case of an Hourly Participant, all Hours of Service prior to January 1, 1987.
(4)	be adjusted as provided in subsection (d).
(d)	Retroactive Grant for Periods From Age 21. In the case of an individual who was an Eligible Employee on or after January 1, 1985, Credited Service shall include, in addition to the periods credited pursuant to subsections (a), (b), and (c), any other periods on and after the date on which the Employee became a Participant which would have been considered Credited Service under the terms of the Plan as then in effect if the minimum age requirement for participation thereunder (or any other prior versions of the Plan or any other applicable predecessor plans) had been age 21.
(e)	Plan Years Ending Before January 1, 1976. Subject to the adjustment described in subsection (d), for each Plan Year ending before January 1, 1975, an Employee’s Credited Service shall be determined in accordance with the provisions of the Prior Plan in effect with regard to such Plan Year.

(f)	Individuals Covered Under the Thomason Plan. Each Salaried Participant who was a participant under the Thomason Plan as of December 31, 1981, including each individual receiving or entitled to receive benefits under the Thomason Plan as of such date, shall be credited under this Plan as of January 1, 1982, with any credited service with which he was credited under the Thomason Plan as of December 31, 1981; provided, however, that there shall be no duplication of benefits or Hours of Credited Service under either the Plan or the Thomason Plan.

(g)	Transferred Employees. This subsection (g) shall only apply to Employees who do not have an Hour of Service on or after January 1, 1993. For any Plan Year in which an Employee is transferred to or from participation in the Plan and is subject to the provisions of section 3.4 (regarding treatment of transferred employees), subsections (a) and (b) shall not apply. Instead, such Employee shall be credited with one-twelfth of a year of Credited Service for each calendar month during which the Employee is credited with an Hour of Credited Service, excluding the month in which the Employee transfers to participation in the Plan, if the transfer occurs after the first day of such month.

(h)	Effect of Breaks in Service.
(1)	General Rule. Notwithstanding the foregoing, an individual who incurs one or more Break Years at a time when he or she is not entitled to a vested benefit under the Plan shall forfeit his or her years of Credited Service completed before such Break Years if the number of such consecutive Break Years equals or exceeds the greater of (A) five or (B) the number of his or her Years of Eligibility Service prior to incurring such Break Year:

(2)	Forfeitures Completed Before January 1, 1985. Paragraph (1) shall not apply to prevent a forfeiture of Credited Service earned prior to January 1, 1985, if such Credited Service would have been disregarded under the terms of the Plan in effect prior to such date on the basis of the number of consecutive Break Years incurred prior to January 1, 1985.

     2.14. Deferred Retirement Benefit shall mean the benefit described in section 4.4.
     2.15. Disability Retirement Benefit shall mean the benefit described in section 5.4.
     2.16. Earliest Retirement Age shall mean the date described in section 8.2(b).
     2.17. Early Retirement Benefit shall mean the benefit described in Section 5.2.
     2.18. Early Retirement Date shall mean the date on which an Employee is first entitled receive Early Retirement Benefit and shall occur on the first day of the month coincident with or next following the later of the Employee’s (a) attainment of age 60 and (b) completion of ten Years of Vesting Service.
     2.19. Eligible Employee shall mean an Employee described in section 3.1.
     2.20. Employee shall mean any individual employed by the Employer or an Affiliate. No individual shall be considered an Employee by reason of service to the Employer or an Affiliate solely as a director or during a period of service pursuant to an agreement designating such service as that of a consultant. A Leased Employee is not included within the definition of Employee.
     2.21. Employer shall mean MW Manufacturers, Inc., and any successor to substantially all of its business.
     2.22. ERISA shall mean the Employee Retirement Income Security Act of 1974, as in effect at the time with respect to which such term is used. A reference to a provision of ERISA shall, if such provision is amended, refer to the successor to such provision.
     2.23. Final Average Earnings.
(a)	General Rule. Final Average Earnings shall mean twelve times the average monthly earnings for the 60 consecutive full calendar month period (within the last 120 consecutive full calendar months immediately preceding the Participant’s Termination of Service or November 1, 2004, if earlier) for which the Participant’s monthly earnings are the highest. For purposes of this section, “monthly earnings” shall mean the Participant’s Annual Earnings for the calendar year in which a given month occurs, divided by the number of frill calendar months of pay (including full months of pay during leaves of absence and excluding months of pay after the Participant’s Termination of Service or November 1, 2004, if earlier) in such calendar year. In the case of a Participant with fewer than 60 consecutive full calendar months of pay within the last 120 consecutive full calendar months preceding Termination of Service or November 1, 2004, if earlier, Final Average Earnings shall mean the average monthly earnings for the consecutive full months of pay immediately preceding such Termination of Service or November 1, 2004, if earlier.

(b)	Benefits Calculated Before January 1, 1992. Notwithstanding the foregoing provisions of this section, in the case of benefits calculated prior to January 1, 1992, a Participant’s Final Average Earnings shall be calculated in accordance with the method of calculation in effect under the applicable Prior Plan as in effect on December 31, 1986.
     2.24. Freeze Date shall mean:
(a)	in the case of any Participant who, for any Plan Year beginning on or after January 1, 1989 and before January 1, 1993, was a highly compensated employee within the meaning of Code section 414(q)(1)(A) or (B) (“super-highly compensated employee”), the last day of the Plan Year preceding the Plan Year for which the Participant first became a super-highly compensated employee; and

(b)	in the case of any other Participant, December 31, 1992, or, if earlier, the date on which the Participant incurs a Termination of Service with the Employer.
2.25. Highly Compensated Employee for a Plan Year shall mean a Highly Compensated active Employee or a Highly Compensated former Employee.
A Highly Compensated active Employee includes any Employee who (a) performs services for the Employer or an Affiliate during the Plan Year and who had Compensation in excess of the amount specified in Section 414(q)(1)(B) of the Code, as adjusted by the Secretary for increases in the cost of living ($110,000 for 2009) for the calendar year in which such preceding Plan Year begins, or (b) is a Five Percent Owner at any time during the Plan Year or the preceding Plan Year.
A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated prior to the Plan Year), performs no service for the Employer or an Affiliate during the Plan Year, and was a Highly Compensated active Employee for either the year of separation or any Plan Year ending on or after the Employee’s 55th birthday.
The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
     2.26. Hour of Service.
(a)	General Rule. The words “Hour of Service” shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer or an Affiliate:
(1)	for the performance of duties,

(2)	on account of a period of time during which no duties are performed (regardless of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence, or

(3)	for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate:
provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding paragraphs.
(b)	Applicable Computation Period.
(1)	Hours of Service described in subsection (a)(1) shall be credited to the computation period (as defined below) in which the duties are performed.

(2)	Hours of Service described in subsection (a)(2) shall be credited to the computation period in which the Employee is compensated for such Hours of Service, except in the case of military leave described in subsection (e), below.

(3)	Hours of Service described in subsection (a)(3) shall be credited to the computation period to which the award or agreement for back pay pertains, rather than the computation period in which the award, agreement, or payment is made.

(4)	For purposes of this section, the term “computation period” shall mean the calendar year, except that, in determining whether an Employee has completed a Year of Eligibility Service during the 12-month period following his or her commencement of employment, or any recommencement of employment, the terra “computation period” shall mean such 12-month period.

(c)	Hours Not Counted. This subsection limits the Hours of Service credited for periods during which no duties are performed and applies whether or not Hours of Service otherwise would have been counted for such periods under subsection (a)(2).
(1)	Unpaid Time. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited except in the case of military leave or certain approved leaves of absence in subsections (e) and (f), below.

(2)	Workers’ Compensation, Disability Insurance, or Unemployment Compensation. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with an applicable workers’ compensation, disability insurance, or unemployment compensation law.

(3)	Medical Reimbursement. Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

(4)	501 Hour Limitation. Except in the case of a military leave described in subsection (e), or an approved leave of absence described in subsection (f), not more than 501 Hours of Service shall be credited under subsection (a)(2) on account of any single period during which the Employee performs no duties (whether or not such period occurs in a single computation period).
(d)	Equivalent Hours. In crediting Hours of Service under subsection (a), the Committee shall credit Hours of Service on an equivalency method under which 190 Hours of Service shall be credited for each calendar month for which the Employee otherwise would have been credited with at least one Hour of Service.

(e)	Military Leave. An Employee shall be credited with 190 Hours of Service for each month during any period he or she is absent from work with the Employer and the Affiliates for voluntary or involuntary military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans’ reemployment rights; provided, however, that if he or she fails to perform an Hour of Service at the end of such absence during which he or she has reemployment rights under law, he or she shall not receive credit for hours on such leave.

(f)	Approved Leave of Absences Commencing Before January 1, 1993.

For any approved leave of absence commencing before January 1, 1993, which is granted by the Employer or an Affiliate, an Employee shall be credited with 190 Hours of Service for each month of such leave; provided, however, that if he or she fails to perform an Hour of Service at the end of such authorized leave of absence, he or she shall not receive credit for hours on such leave.

(g)	Maternity and Paternity Absence. Solely for purposes of determining whether a Break Year has occurred, an Employee shall be credited with eight Hours of Service for each day of an Employee’s absence from employment for maternity or paternity reasons. An absence from work for maternity or paternity reasons shall mean an absence:
(1)	by reason of the pregnancy of the Employee,

(2)	by reason of the birth of a child of the Employee,

(3)	by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

(4)	for purposes of caring for such child for a period beginning immediately following such birth or placement.
No more than 501 Hours of Service shall be credited under this subsection for any such absence. Hours of Service under this subsection shall be credited in the Plan Year in which the absence from employment commences if the crediting is necessary to prevent a Break Year or, in all other cases, such Hours of Service shall be credited in the following Plan Year.

(h)	Acquired Businesses. In any case in which an individual becomes an Employee upon the acquisition of all or a portion of the business of his or her former employer by the Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his or her service with his or her predecessor employer shall be included in determining his or her Hours of Service if, and to the extent that, such service is required to be credited hereunder (1) by Code section 414(a) and any Treasury regulations promulgated thereunder, (2) by the terms of the agreement pursuant to which the business of such former employer was acquired by the Employer or an Affiliate, or (3) by vote of the Committee.

(i)	Construction. This section is intended to be consistent with the requirements of section 2530.200b-2 of Department of Labor regulations and shall be so construed.
     2.27. Key Employee shall mean any individual described in section 15.7(b).

     2.28. Leased Employee shall mean any individual described in section 14.3 (a)
     2.29 Leasing Organization shall mean any entity described in section 14.3(b).
     2.30 Leasing Organization Pension Plan shall mean any plan described in section 14.3(c)

     2.31. Normal Retirement Age.
(a)	Participants Whose Termination of Service Occurs on or After January 1, 1988. In the case of a Participant whose Termination of Service occurs on or after January 1, 1988, Normal Retirement Age shall mean the later of:
(1)	the Participant’s sixty-fifth birthday; or

(2)	the earlier of:
(A)	the date on which the Participant completes five Years of Vesting Service, or

(B)	the fifth anniversary of the date the Participant first commenced participation in the Plan.
(b)	Participants Whose Termination of Service Occurs Before January 1, 1988. In the case of a Participant whose Termination of Service occurs before January 1, 1988, Normal Retirement Age shall mean the Participant’s sixty-fifth birthday.
     2.32. Normal Retirement Benefit shall mean the benefit payable under section 4.1
     2.33. Normal Retirement Date shall mean the first day of the calendar month coinciding with or next following the date on which the individual attains Normal Retirement Age.
     2.34. Participant shall mean an Employee or former Employee who has become a Participant under Article III. A Participant shall continue to be a Participant as long as he or she has an undistributed beneficial interest in the Plan. If upon Termination of Service, a Participant’s vested Accrued Benefit is zero, he or she shall be deemed to have received an immediate lump sum payment of his or her vested Accrued Benefit. A Participant who is a salaried employee shall sometimes be referred to a “Salaried Participant,” a Participant who is an hourly employee shall sometimes be referred to as an “Hourly Participant,” and a former employee who was employed by Brown Moulding Company, Inc. shall sometimes be referred to as a “Brown Moulding Participant.”
     There shall be no new Salaried Participants under the Plan on or after October 31, 2004. There shall be no new Hourly Participants under the Plan on or after November 1, 2005.
     2.35. Plan shall mean the MW Manufacturers, Inc. Retirement Plan as set out herein.
     2.36. Plan Administrator shall mean the Committee or a person to whom the Committee has delegated this function under Article XII.
     2.37 Plan Year shall mean the calendar year.
     2.38 Prior Plan shall mean
     (a) The Pension Plan for Salaried Employees of MW Manufacturers, Inc.,

     (b) The Pension Plan for Eligible Hourly Employees of MW Manufacturers, Inc., and
     (c) The Pension Plan for Eligible Employees of Brown Moulding Co., Inc., each as in effect as of December 31, 1998 just prior to the consolidation into the Plan.
     2.39. Recipient Employer shall have the meaning set forth in section 14.3(d).
     2.40. Related Person shall mean any person described in section 14.3(e).
     2.41. Single Life Annuity shall mean an annuity providing equal monthly payments for the lifetime of the Participant with no survivor benefits.
     2.42. Social Security Benefit shall mean the annual primary insurance amount to which a Participant is entitled commencing at the later of (1) Normal Retirement Age, or (2) the Participant’s Termination of Service, under Title II of the Social Security Act as in effect on the date of the Participant’s Termination of Service. For purposes of the Plan, the amount of a Participant’s Social Security Benefit shall be estimated. In determining such estimated amount.
(a)	It shall be assumed that the Participant will make proper application for such benefit and will fulfill all other conditions of entitlement.

(b)	In the case of a Participant who incurs a Termination of Service prior to attaining Normal Retirement Age, it shall be assumed that such Participant has annual earnings for the period from his or her Termination of Service to his or her attainment of Normal Retirement Age equal to his or her earnings for the last complete calendar year of employment with the Employer and the Affiliates.

(c)	Except as provided in subsection (d), the Committee shall estimate the Participant’s earnings history by projecting backward on the basis of national average wage increases as reported by the Social Security Administration.

(d)	Notwithstanding subsection (c), the Participant’s Social Security Administration wage history prior to the Participant’s Termination of Service shall be used if the Participant (1) so requests within ten days following his or her Termination of Service and (2) provides such earnings history within 150 days following his or her Termination of Service. Each Participant shall be provided by the Committee with clear written notice of the Participant’s right to supply an actual earnings history under this section and of the financial consequences of not doing so.
     2.43. Social Security Retirement Age shall mean:
(a)	age 65 for a Participant born before January 1, 1938;

(b)	age 66 for a Participant born after December 31, 1937, but before January 1, 1955; and

(c)	age 67 for a Participant born after December 31, 1954.
     2.44. Termination of Service shall mean the last date on which the individual performs duties as an Employee of the Employer or an Affiliate.
     2.45. Total and Permanent Disability shall mean any physical or mental injury or disorder pursuant to which the individual becomes eligible for and receives disability benefits under the Social Security Act (after the waiting period required under the Social Security Act) continuously during the period of such disability.
     2.46. Trust Agreement shall mean the agreement under which Plan assets are held and invested pursuant to Article XIII hereof.
     2.47. Trust Fund shall mean the trust fund established under Article XIII to hold the assets of the Plan.
     2.48. Trustee shall mean the person or persons acting as trustee of the Trust Fund.
     2.49. Year of Eligibility Service.
(a)	General Rule. An Employee shall be credited with a Year of Eligibility Service for any 12-month period, during which the Employee completes 1,000 Hours of Service, beginning on the Employee’s first day of compensated work for the Employer or an Affiliate or any January 1 thereafter.

(b)	Former Employees of BiltBest. In addition to any Years of Eligibility Service determined under subsection (a), an Employee who formerly was employed by BiltBest on May 25, 1990, shall be credited with a Year of Eligibility Service for any 12-month period during which the Employee completed 1,000 Hours of Service for BiltBest, beginning on the Employee’s first day of compensated work for BiltBest or any January 1 thereafter. For purposes of applying subsection (d), the term Break Year shall include a calendar year in which the Employee performed 500 or fewer Hours of Service for BiltBest.

(c)	Former Employees of Tupelo Distribution. In addition to any Years of Eligibility Service determined under subsection (a), an Employee who formerly was employed by Tupelo Distribution on May 3, 1993, shall be credited with a Year of Eligibility Service for any 12-month period during which the Employee completed 1,000 Hours of Service for Tupelo Distribution, beginning on the Employee’s first day of compensated work for Tupelo Distribution or any January 1 thereafter. For purposes of applying subsection (d), the term Break Year shall include a calendar year in which the Employee performed 500 or fewer Hours of Service for Tupelo Distribution.

(d)	Effects of Breaks in Service.
(1)	General Rule. All of an Employee’s Years of Eligibility Service shall be taken into account except that the following shall be disregarded:
(A) Years of Eligibility Service completed prior to a Break Year until the Employee completes a subsequent Year of Eligibility Service; and

(B)	Years of Eligibility Service completed prior to a Break Year if:
(i)	the Employee was not vested as to any part of his or her benefits under the Plan prior to such Break Year, and

(ii)	the number of consecutive Break Years equals or exceeds the greater of five or the aggregate number of Years of Eligibility Service completed prior to such Break Years. The aggregate number of Years of Eligibility Service attained prior to such Break Years shall not include any Years of Eligibility Service excluded by reason of any prior Break Years.
(2)	Forfeitures Completed Before January 1, 1985. Paragraph (1)(B) shall not apply to prevent a forfeiture of Years of Eligibility Service earned prior to January 1, 1985, if such Years of Eligibility Service would have been disregarded under the version of the Plan in effect prior to such date on the basis of the number of consecutive Break Years incurred prior to January 1, 1985.
     2.50. Year of Vesting Service.
(a)	General Rule. An Employee shall be credited with a Year of Vesting Service for each Plan Year in which he or she is credited with at least 1,000 Hours of Service.

(b)	Former Employees of BiltBest. In addition to any Years of Vesting Service determined under subsection (a), an Employee who formerly was employed by BiltBest on May 25, 1990, shall be credited with a Year of Vesting Service for any 12-month period during which the Employee completed 1,000 Hours of Service for BiltBest, beginning on the Employee’s first day of compensated work for BiltBest or any January 1 thereafter. For purposes of applying subsection (d), the term Break Year shall include a calendar year in which the Employee performed 500 or fewer Hours of Service for BiltBest.

(c)	Former Employees of Tupelo Distribution. In addition to any Years of Vesting Service determined under subsection (a), an Employee who formerly was employed by Tupelo Distribution on May 3, 1993, shall be credited with a Year of Vesting Service for any 12-month period during which the Employee completed 1,000 Hours of Service for Tupelo Distribution, beginning on the Employee’s first day of compensated work for Tupelo Distribution or any January 1 thereafter. For purposes of applying subsection (d), the term Break Year shall include a calendar year in which the Employee performed 500 or fewer Hours of Service for Tupelo Distribution.

(d)	Effect of Break in Service.
(1)	General Rule. An Employee’s Years of Vesting Service completed prior to a Break Year shall be disregarded if (A) the Employee was not vested in any part of his or her benefits under the Plan prior to such Break Year and (B) the number of consecutive Break Years equals or exceeds the greater of five or the aggregate number of Years of Vesting Service completed prior to such Break Years. In determining the aggregate number of Years of Vesting Service for purposes of this paragraph (1), the aggregate number of Years of Vesting Service completed prior to a Break Year shall not include Years of Vesting Service disregarded by reason of any prior Break Year.

(2)	Forfeitures Completed Before January 1, 1985.

Paragraph (1) shall not apply to prevent a forfeiture of Years of Vesting Service earned prior to January 1, 1985, if such Years of Vesting Service would have been disregarded under the version of the Plan in effect prior to such date on the basis of the number of consecutive Break Years incurred prior to January 1, 1985.
Article III. Eligibility and Participation
     3.1. Eligible Employee. Each Employee of the Employer shall be an Eligible Employee except for the following:
(a)	an Employee included in a unit of employees covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining, unless such agreement specifically provides for participation in the Plan; and

(b)	an Employee whose current period of employment with the Employer or its Affiliates commenced after his or her sixtieth birthday and prior to January 1, 1988, unless:
(1)	he or she has at least one Hour of Service on or after January 1, 1988; or

(2)	(A) he or she was previously employed by the Employer or an Affiliate; and
(B)	his or her Years of Eligibility Service completed prior to the date he or she attained age 60 are not disregarded under section 2.49(d) on account of his or her incurring any Break Year.
(c)	Employees who are employed by any subsidiary of the Employer, unless the Administrative Committee specifically votes to include any or all of such Employees in the Plan.
     3.2. Commencement of Participation. Each individual who was a participant in the one of the Prior Plans on December 31, 1998 shall continue to be a Participant, subject to the provisions of the Plan. Each other Employee shall become a Participant on the first day of the calendar month coincident with or next following the latest of:
(a)	the date on which he or she attains age 21;

(b)	the date on which he or she completes a Year of Eligibility Service;

(c)	the date on which he or she becomes an Eligible Employee; provided, however that an Employee who has at least one Hour of Service on or after January 1, 1988 and who was excluded from participation in any of the Prior Plans solely because his or her employment with the Employer or its Affiliates commenced after his sixtieth birthday shall be deemed to have become a Participant as of the date he or she would otherwise have become a Participant but for the existence of such age exclusion.
     3.3. Rehired Employees. A former Employee who is subsequently rehired by the Employer or an Affiliate following a Break Year and who was previously credited with a Year of Eligibility Service shall become an active Participant on the first day of the month coincident with or next following the latest of (a) his or her attainment of age 21; (b) the date on which he or she becomes an Eligible Employee; or (c) the date on which he or she completes one Year of Eligibility Service following his or her Termination of Service. Notwithstanding the preceding sentence, a person who has completed one Year of Eligibility Service upon reemployment shall be deemed to have become a Participant on the latest of (1) the date he or she attains age 21; (2) the date he or she again becomes an Eligible Employee; or (3) his or her reemployment date.
     3.4. Treatment of Transferred Employees.
(a)	Employees Transferring from an Affiliate to Participation in the Plan. In determining the benefit payable under the Plan to an Employee who becomes an Eligible Employee upon transfer to the Employer from an Affiliate or from a position with the Employer that was subject to collective bargaining, his or her service and Annual Earnings or compensation prior to his or her transfer shall be taken into account (but only to the extent provided by the applicable provisions in Article II) in determining the Employee’s Years of Eligibility Service, Years of Vesting Service, and if applicable, Final Average Earnings, Covered Compensation, and Social Security Benefit.

(b)	Employees Transferring From Participation in the Plan to an Affiliate.
(1)	In General. In determining the Accrued Benefit payable to a Participant who ceases to be an Eligible Employee solely as a result of a transfer to an Affiliate or to another position with the Employer that is not covered by the Plan, his or her compensation following such transfer shall be taken into account for purposes of determining the Participant’s Final Average Earnings. A Participant’s Covered Compensation, Social Security Benefit, and Years of Vesting Service shall be determined as of the date of Termination of Service from the controlled group (as defined in Code section 414(b)). An Employee’s years of Credited Service shall be determined as of his date of transfer. Notwithstanding the preceding sentence, for purposes of determining the amount of any benefit payable under sections 4.1.(d) and 4.3(d), such Annual Earnings for any period commencing after the Participant’s Freeze Date shall not be taken into account.

(2)	Formula Updates for Certain Employees Who Transfer From Participation in the Plan. In the case of a Participant with an Hour of Service on or after January 1, 1989, the Accrued Benefit of a Participant who ceases to be an Eligible Employee solely as a result of transfer to employment with an Affiliate or to another position with the Employer that is not covered by the

Plan (regardless of the date of such transfer), his or her benefit under this Plan shall be based on the Plan as in effect on the date of Termination of Service.

(c)	Crediting Service for Participants with Dual Service. In determining the Normal Retirement Benefit under section 4.1 for a Participant who was both a Salaried Participant and an Hourly Participant (and/or Brown Moulding Participant) during his or her period of employment, years of Credited Service shall be based strictly on his or her Hours of Service as a Salaried Participant. In determining the Participant’s Final Average Earnings used under section 4.1, include Annual Earnings received as an Hourly Participant and/or a Brown Moulding Participant.

In determining the Normal Retirement Benefit under section 4.2 for a Participant who was both an Hourly Participant and a Salaried Participant (and/or Brown Moulding Participant) during his or her period of employment, years of Credited Service shall be based strictly on his or her Hours of Service as an Hourly Participant.

In determining the Normal Retirement Benefit under section 4.3 for a Participant who was both a Brown Moulding Participant and an Hourly Participant (and/or Salaried Participant) during his or her period of employment, years of Credited Service shall be based strictly on his or her Hours of Service as a Brown Moulding Participant. In determining the Participant’s Final Average Earnings used under section 4.3, include Annual Earnings received as an Hourly Participant and/or Salaried Participant.

The Accrued Benefit of a Participant described in this subsection (c) shall be the sum of the benefits described above.

(d)	Preservation of Accrued Benefit. Notwithstanding subsection (b) above, in no event shall a Participant’s Accrued Benefit be less than his or her Accrued Benefit as of the date of transfer, based on his or her Annual Earnings, Social Security Benefit, and Covered Compensation determined as of such date, and the benefit formula in effect on such date.
Article IV. Normal Retirement Benefit
         4.1. Normal Retirement Benefit (Salaried Participants).
(a)	Participants Whose Termination of Service Occurs After December 31, 1988. Subject to the provisions of Article VII, a Salaried Participant who is credited with an Hour of Service with the Employer after December 31, 1988 and who attains Normal Retirement Age while employed by the Employer or an Affiliate shall be entitled to a nonforfeitable benefit, calculated as a Single Life Annuity commencing on his or her Normal Retirement Date, the monthly amount of which shall be the greater of:
(1)	the amount determined pursuant to section 4.1(d) as of the Freeze Date; or

(2)	the amount determined pursuant to section 4.1(e) below.
In comparing amounts determined under sections 4.1(d) and 4.1(e), the appropriate actuarial factors for early commencement of benefits shall be applied before a comparison is made. Adjustments for optional forms of benefit shall then be applied to the larger of the two benefits.
(b)	Participants Whose Termination of Service Occurs Before January 1, 1989. Subject to the provisions of Article VII, a Salaried Participant who is not credited with an Hour of Service with the Employer after December 31, 1988 and who attains Normal Retirement Age while employed by the Employer or an Affiliate shall be entitled to a nonforfeitable benefit, calculated as a Single Life Annuity commencing on his or her Normal Retirement Date (or, if later, the first day of the month coincident with or next following his or her Termination of Service), the monthly amount of which shall be determined pursuant to section 4.1(d), below.

(c)	Protection of Accrued Benefit. A Salaried Participant’s Normal Retirement Benefit will in no event be less than the largest Early Retirement Benefit to which the Salaried Participant would have been entitled under section 5.1 by retiring prior to his or her Normal Retirement Age. In the case of a Salaried Participant or Beneficiary who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and has nonforfeitable rights to benefits, such benefits shall not be decreased by reason of any increase in the benefit level payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increase takes place after the earlier of the date of the first receipt of such benefits or the date of such termination of employment, as the case may be.

(d)	Formula in Effect Prior to Freeze Date. The monthly amount of a Salaried Participant’s Normal Retirement Benefit payable with respect to years of Credited Service and Annual Earnings prior to the Freeze Date shall he equal to the benefit payable under subsection (1) or (2), whichever is greater, where:
(1)	equals one-twelfth of the product of:
(A)	1.4 percent of the Salaried Participant’s Final Average Earnings times

(B)	the Salaried Participant’s years of Credited Service (not exceeding 25 years), reduced by the lesser of:
(C)	2 percent of his or her Social Security Benefit times his or her years of Credited Service (not exceeding 25 years), or

(D)	83.333 percent of his or her Social Security Benefit times a fraction (not greater than one), the numerator of which shall be his or her actual number of complete calendar months of employment as an Eligible Employee, and the denominator of which shall be the number of complete calendar months of employment as an Eligible Employee the Salaried Participant would attain on his or her Normal Retirement Date if he or she remained a full-time Eligible Employee until his or her Normal Retirement Date; and where
(2)	equals $50 times a fraction (not greater than one), the numerator of which shall be the number of years of Credited Service he or she has actually attained and the denominator of which shall be the greater of (i) the number of years of Credited Service the Salaried Participant would have attained on his or her Normal Retirement Date if the Salaried Participant had remained a full-time Eligible Employee until his or her Normal Retirement Date, or (ii) ten.
(e)	Formula in Effect After December 31, 1988. The monthly amount of a benefit for a Salaried Participant determined on the basis of the formula in effect after December 31, 1988 shall be equal to equals one-twelfth of the sum of:
(1)	.75 percent of the Salaried Participant’s Final Average Earnings; plus

(2)	.65 percent of that portion of the Salaried Participant’s Final Average Earnings in excess of Covered Compensation;
multiplied by the years of Credited Service earned solely as a Salaried Participant (not exceeding 30 years). Notwithstanding any other provision herein to the contrary, effective after October 31, 2004, no further benefit shall accrue on behalf of any Salaried Participant.
4.2. Normal Retirement Benefit (Hourly Participants). An Hourly Participant who attains his Normal Retirement Age while employed by the Employer or an Affiliate shall be entitled to a nonforfeitable Normal Retirement Benefit, the monthly amount of which (if such benefit were to be paid in the form of a Single Life Annuity commencing on his or her Normal Retirement Date) shall be equal to the greater of the amounts provided under subsection (a) or (b) below. Subject to the provisions of Article VII, such benefit payments shall commence on such Participant’s Normal Retirement Date. A Normal Retirement Benefit shall in no event be less than the largest Early Retirement Benefit to which the Participant would have been entitled under section 5.1 by retiring prior to his or her Normal Retirement Age.
(a)	Amount of Normal Retirement Benefit. The monthly amount of an Hourly Participant’s Normal Retirement Benefit payable under this section shall be equal to the product of $5.00 times his or her years of Credited Service earned solely as an Hourly Participant.
4.3. Normal Retirement Benefit (Brown Moulding Participants).
(a)	Participants Whose Termination of Service Occurs After December 31, 1988. Subject to the provisions of Article VII, a Brown Moulding Participant who is credited with an Hour of Service with the Employer after December 31, 1988 and who attains Normal Retirement Age while employed by the Employer or an Affiliate shall be entitled to a nonforfeitable benefit, calculated as a Single Life

Annuity commencing on his or her Normal Retirement Date, the monthly amount of which shall be the greater of:
(1)	the amount determined pursuant to section 4.3(d) as of the Freeze Date; or

(2)	the amount determined pursuant to section 4.3(e) below.
In comparing amounts determined under sections 4.3(d) and 4.3(e), the appropriate actuarial factors for early commencement of benefits shall be applied before a comparison is made. Adjustments for optional forms of benefit shall then be applied to the larger of the two benefits.
(b)	Brown Moulding Participants Whose Termination of Service Occurs Before January 1, 1989. Subject to the provisions of Article VII, a Brown Moulding Participant who is not credited with an Hour of Service with the Employer after December 31, 1988 and who attains Normal Retirement Age while employed by — the Employer or an Affiliate shall be entitled to a nonforfeitable benefit, calculated as a Single Life Annuity commencing on his or her Normal Retirement Date (or, if later, the first day of the month coincident with or next following his or her Termination of Service), the monthly amount of which shall be determined pursuant to section 4.3(d), below.

(c)	Protection of Accrued Benefit. A Brown Moulding Participant’s Normal Retirement Benefit will in no event be less than the largest Early Retirement Benefit to which the Brown Moulding Participant would have been entitled under section 5.1 by retiring prior to his or her Normal Retirement Age. In the case of a Brown Moulding Participant or Beneficiary who is receiving benefits under the Plan, or in the one of a Brown Moulding Participant who has terminated employment with the Employer and has nonforfeitable rights to benefits, such benefits shall not be decreased by reason of any increase in the benefit level payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increase takes place after the earlier of the date of the first receipt of such benefits or the date of such termination of employment, as the case may be.

(d)	Formula in Effect Prior to Freeze Date. The monthly amount of a Brown Moulding Participant’s Normal Retirement Benefit payable with respect to years of Credited Service and Annual Earnings prior to the Freeze Date shall be equal to the benefit payable under subsection (1) or (2), whichever is greater, where:

(1)	equals one-twelfth of the product of:
(A)	1.4 percent of the Brown Moulding Participant’s Final Average Earnings times

(B)	the Brown Moulding Participant’s years of Credited Service (not exceeding 25 years), reduced by the lesser of:

(C)	2 percent of his or her Social Security Benefit times his or her years of Credited Service (not exceeding 25 years), or

(D)	81.333 percent of his or her Social Security Benefit times a fraction (not greater than one), the numerator of which shall be his or her actual number of complete calendar months of employment as an Eligible Employee, and the denominator of which shall be the number of complete calendar months of employment as an Eligible Employee the Brown Moulding Participant would attain on his or her Normal Retirement Date if he or she remained a full-time Eligible Employee until his or her Normal Retirement Date; and where
(2)	equals $50 times a fraction (not greater than one), the numerator of which shall be the number of years of Credited Service he or she has actually attained and the denominator of which shall be the greater of (i) the number of years of Credited Service the Brown Moulding Participant would have attained on his or her Normal Retirement Date if the Brown Moulding Participant had remained a full-time Eligible Employee until his or her Normal Retirement Date, or (ii) ten.
(e)	Formula in Effect After December 31, 1988. The monthly amount of a benefit for a Brown Moulding Participant determined on the basis of the formula in effect after December 31, 1988 shall be equal to equals one-twelfth of the sum of:
(1)	.75 percent of the Brown Moulding Participant’s Final Average Earnings; plus

(2)	.65 percent of that portion of the Brown Moulding Participant’s Final Average Earnings in excess of Covered Compensation; multiplied by the years of Credited Service earned solely as a Brown Moulding Participant (not exceeding 30 years).

(3)	equals $50 times a fraction (not greater than one), the numerator of which shall be the number of years of Credited Service he or she has actually attained and the denominator of which shall be the greater of (i) the number of years of Credited Service he or she would have attained on his or her Normal Retirement Date if the Brown Moulding Participant had remained a full-time Eligible Employee until his or her Normal Retirement Date, or (ii) ten.

As of December 12, 1997, benefit accruals ceased for Brown Moulding Participants due to the sale of Brown Moulding Company, Inc. assets to another controlled group.
     4.4. Minimum Benefit. Notwithstanding the provisions of sections 4.1, 4.2 and 4.3, a Participant shall be entitled to receive a minimum benefit under this section 4.4 if it would exceed the benefit otherwise payable under section 4.1, 4.2 or 4.3, and such benefit shall be a substitute for any benefit described in sections 4.1, 4.2 and 4.3. The minimum monthly Normal Retirement Benefit shall equal $50.00 times a fraction (not greater than one), the numerator of which shall be the number of years of Credited Service the Participant actually has completed at Termination of Service, and the denominator of which shall be the number of years of Credited Service he or she would have attained on his or her Normal Retirement Date if he or she had remained a full-time

Eligible Employee until his or her Normal Retirement Date. A Participant who:
(a)	incurs a Termination of Service on or after his sixtieth birthday and is credited with at least ten Years of Vesting Service; or

(b)	incurs a Termination of Service on or after his or her Normal Retirement Age, shall be entitled to a minimum monthly Normal Retirement Benefit equal to $50.00.
Effective December 31, 2002, notwithstanding the provisions of section 4.1, a Salaried Participant who is not a Highly Compensated Employee and whose Termination of Service occurs on or after January 1, 2002 shall be entitled to receive a minimum monthly benefit of $166.67, if it would exceed the benefit otherwise payable under section 4.1, and such benefit shall be a substitute for the benefit described in section 4.1. This benefit shall be reduced for early retirement pursuant to section 5.2(c)(2).
In addition, for any Participant who is not a Highly Compensated Employee and who is entitled to a benefit under both section 4.1 and 4.2, the combined benefit shall be subject to this minimum monthly benefit of $166.67 only if the years of Credited Service used to determine the benefit under section 4.1 are greater than the years of Credited Service used to determine the benefit under section 4.2. The potion of the combined benefit determined under section 4.2 shall be reduced for early retirement pursuant to section 5.2(c)(1). The remainder of the combined benefit shall be reduced for early retirement pursuant to section 5.2(c)(2).
     4.5. Deferred Retirement.
(a)	Amount of Benefit. Subject to the rules set forth below, a Participant who remains an Employee beyond his or her Normal Retirement Date shall be entitled to a Deferred Retirement Benefit, computed on the basis of section 4.1, 4.2, 4.3 or 4.4 in accordance with the provisions of the Plan as in effect as of the earlier of the date on which he or she ceases to be an Eligible Employee, or his or her date of Termination of Service.
(1)	General Rule. Except as provided in paragraph (2), such Participant’s Deferred Retirement Benefit shall be equal to the greater of:
(A) his or her Accrued Benefit as of the earlier of January 31, 1988, or the date of Termination of Service, determined without regard to any years of Credited Service or Annual Earnings attributable to employment with the Employer after his or her Normal Retirement Date, but with such monthly benefit actuarially increased (using the actuarial assumptions set forth in section 2.2(a)) for each full month, if any, ending prior to February 1, 1988, by which his or her first Deferred Retirement Benefit payment follows his or her Normal Retirement Date; or

(B) his or her Accrued Benefit as of the date of Termination of Service, determined with regard to all years of Credited Service and

Annual Earnings attributable to all employment with the Employer, both before and after his or her Normal Retirement Date, but without regard to any actuarial increases attributable to service performed after his or her Normal Retirement Date.
The interest rate assumption used for purposes of subparagraph (A) shall be the rate used by the Pension Benefit Guaranty Corporation on the first day of the fourth month prior to the date under clause (i) or (ii), whichever is applicable.
(2)	Participant Whose Termination of Service Occurs Prior to January 31, 1988. A Participant who remains an Employee beyond his or her Normal Retirement Date but who does not have an Hour of Service on or after January 31, 1988, shall be entitled to a Deferred Retirement Benefit determined without regard to any years of Credited Service or Annual Earnings attributable to employment with the Employer after his or her Normal Retirement Date, but with such monthly benefit actuarially increased (using the actuarial assumptions set forth in section 2.2(a)) for each full month, if any, by which his or her first Deferred Retirement Benefit payment follows his or her Normal Retirement Date.

(3)	Actuarial Increase for Certain Late Payments. If the Participant begins to receive benefit payments under this section 4.5 after the April 1 following the calendar year in which the Participant attains age 70 1/2, the Accrued Benefit of such Participant shall be no less than the Accrued Benefit as of the April 1 following the calendar year in which the Participant attained age 70 1/2, increased to its Actuarial Equivalent as of the Participant’s actual retirement date, plus the Actuarial Equivalent of any additional benefit earned after such April I and reduced by the Actuarial Equivalent of any benefits paid after that date.
(b)	Commencement of Benefit. Subject to the provisions of Article VII, and except as provided in subsection (c) with respect to part-time service, such Deferred Retirement Benefit payments to a Participant shall commence as of the first day of the calendar month coincident with or next following his or her Termination of Service.

(c)	Part-Time Service. For Plan Years beginning on or after January 1, 1989, the Participant shall receive Normal Retirement Benefit payments for each month from Normal Retirement Date to Termination of Service for which he or she is credited with fewer than 40 Hours of Service.

(d)	Suspension of Benefits Notice Procedures. For Plan Years beginning on or after January 1, 1989, in the case of a Participant who remains an Employee beyond his or her Normal Retirement Date, sections 6.2 and 6.3 shall apply for any month commencing after Normal Retirement Date for which the Participant is credited with 40 or more Hours of Service.
          4.6. Adjustment for In-Service Payments. In the case of a Participant whose benefit payments commence prior to his or her date of Termination of Service pursuant to either section 4.5(c) or section 7.4(b) Latest Allowable Commencement Dates),
(a)	amounts payable under the Plan shall be reduced to reflect the Actuarial Equivalent value of previous in-service payments; and

(b)	the Participant’s benefit will be adjusted, if appropriate, as of April 1 of each calendar year beginning after the Participant’s required beginning date, to reflect pay and service accrued for the next preceding calendar year.
Article V. Termination of Service Before Normal Retirement Age
         5.1. Vested Benefit Payable at Normal Retirement Date.

(a)	General Rule. A Participant whose Termination of Service occurs after he or she has completed five or more Years of Vesting Service shall be entitled to receive a Normal Retirement Benefit commencing at Normal Retirement Date, paid in the form of a Single Life Annuity equal to his or her Accrued Benefit at Termination of Service. Notwithstanding the foregoing, in the case of a Participant who was an Employee of the Employer’s Ingram Plywood Division on January 16, 1990, he or she shall be 100 percent vested on such date.

(b)	Participants Whose Termination of Service Occurs Before January 1, 1989. A Participant whose Termination of Service occurs after he or she has completed ten or more Years of Vesting Service shall be entitled to receive a Normal Retirement Benefit, paid in the form of a Single Life Annuity commencing on his or her Normal Retirement Date, equal to his or her Accrued Benefit at Termination of Service.

(c)	100 Percent Vesting at Normal Retirement Age. Notwithstanding the foregoing, a Participant shall be 100 percent vested in his or her Accrued Benefit upon attaining Normal Retirement Age while employed by the Employer or its Affiliates.
         5.2. Early Retirement Benefits.
(a)	Eligibility. A Participant who:
(1)	has attained at least age 60 but not age 65;

(2)	is employed by the Employer or an Affiliate at the time of his or her Termination of Service; and

(3)	has completed at least ten years of Vesting Service may retire with an Early Retirement Benefit at any time.
(b)	Commencement of Benefits. Subject to the provisions of Article VII, a Participant described in subsection (a) may elect that payment of his or her Early Retirement Benefit commence on the first day of any month coincident with or following his or her Termination of Service but not later than his or her Normal Retirement Date. The benefits of a Participant who does not elect an early commencement of benefits pursuant to the preceding sentence shalt commence on the Participant’s Normal Retirement Date.

(c)	Amount of Benefits. A Participant’s Early Retirement Benefit shall be equal to the benefit under Paragraph (1) or (2) below, whichever is greater.

(1)	Reduction Factors Applicable to Benefit Formula in Section 4.1(d), Section 4.2, and Section 4.3(d). The monthly amount of the Participant’s Early Retirement Benefit payable on the basis of the formula set forth in either section 4.1(d), section 4.2 or section 4.3(d) (whichever is applicable), if such benefit were paid in the form of a Single Life Annuity, shall be equal to his or her Accrued Benefit determined under the applicable section reduced by 0.555 percent for each full month by which the commencement date precedes his or her Normal Retirement Date.

(2)	Reduction Factors Applicable to Benefit Formula Under Section 4.1(e) and 4.3(e). The monthly amount of a Participant’s Early Retirement Benefit payable on the basis of the formula set forth in either section 4.1(e) or section 4.3(e) (whichever is applicable), if such benefit were paid in the form of a Single Life Annuity, shall be equal to his or her benefit under such section reduced by:
(A)	0.667 percent for each of the first 36 full months, and

(B)	0.333 percent for each additional full month, by which the commencement date of his or her benefit precedes his or her Normal Retirement Date.
     5.3. Early Retirement Benefits for Participants whose Termination of Service if Prior to Early Retirement Date. Subject to the provisions of Article VII, a Participant whose Termination of Service occurs after he or she has completed ten or more Years of Vesting Service shall be entitled to elect that his or her Early Retirement Benefit commence on the first day of any month coincident with or following his or her sixtieth birthday, but not later than his or her Normal Retirement Date. A Participant’s Early Retirement Benefit shall be equal to the greater of the benefit under paragraph (1) or (2) below, whichever is greater.
(a)	Reduction Factors Applicable to Benefit Formula in Section 4.1(d), Section 4.2; and Section 4.3(d). The monthly amount of a Participant’s Early Retirement Benefit payable on the basis of the benefit formula set forth in either section 4.1(d), section 4.2 or section 4.3(d) (whichever is applicable), if such benefit were paid in the form of a Single Life Annuity, shall be equal to his or her Accrued Benefit determined under the applicable section at his or her Termination of Service, reduced by 0.555 percent for each month by which the commencement date of his or her vested benefit precedes his or her Normal Retirement Date.

(b)	Reduction Factors Applicable to Benefit Formula Under Section 4.1(e) and Section 4.3(e). The monthly amount of a Participant’s Early Retirement Benefit payable on the basis of the formula set forth in either section 4.1(e) or section 4.3(e) (whichever is applicable), if such benefit were paid in the form of a Single Life Annuity, shall be equal to his or her Accrued Benefit at his or her Termination of Service reduced by:
(1)	0.667 percent for each of the first 36 full months, and

(2)	0.333 percent for each additional full month by which the commencement date of his or her vested benefit precedes his or her Normal Retirement Date.
     5.4. Disability Retirement Benefit. A Participant (other than a Participant entitled to a benefit under section 4.1, 4.2, 4.3, 4.4, 5.2, or 5.3), who incurs a Total and Permanent Disability while an Employee and remains so disabled until his or her Normal Retirement Age, shall be entitled to a Disability Retirement Benefit. The monthly amount of such Disability Retirement Benefit, if such benefit were paid in the form of a Single Life Annuity, shall be equal to the Participant’s Accrued Benefit at the time of his or her Termination of Service. Payment of a Participant’s Disability Retirement Benefit shall commence on his or her Normal Retirement Date.
Article VI. Suspension of Benefits Upon Certain Employment or Reemployment
     6.1. Reemployment Before Normal Retirement Date. In the case of a Participant who is reemployed by the Employer or an Affiliate before Normal Retirement Date but after he or she has begun to receive a benefit under the Plan:
(a)	benefit payments under the Plan shall cease during the period of his or her reemployment (except for certain part-time service after a Participant’s Normal Retirement Date described in section 4.4(c));

(b)	benefits under the Plan shall be redetermined upon the Participant’s subsequent Termination of Service as if he or she then first retired, based on his or her Years of Vesting Service, years of Credited Service, Annual Earnings, Covered Compensation, and Social Security Benefit, before and after his or her absence;

(c)	the Actuarial Equivalent value of such redetermined benefits shall be reduced by the Actuarial Equivalent value of all payments previously received prior to the Participant’s Normal Retirement Date; and

(d)	the Participant shall be entitled during his or her period of reemployment (subject to the election procedures of Article VII) to revise any prior elections affecting the form in which benefits are to be paid.
     6.2. Employment or Reemployment on or After Normal Retirement Date. In the case of a Participant who is employed or reemployed by the Employer or an Affiliate after his or her Normal Retirement Date:
(a)	no benefits shall be paid under the Plan for any month in which the Participant is credited with 40 or more Hours of Service;

(b)	for periods of employment or reemployment described in (a) which occur after January 31, 1988, Department of Labor Regulation section 2530.203-3, including the notice procedures described in section 6.3, shall be followed;

(c)	benefits paid after a subsequent Termination of Service:
(1)	shall be adjusted actuarially (for deferred retirement) in accordance with section 4.4(a) for periods of employment or reemployment before February 1, 1988; and

(2)	shall not be adjusted actuarially (for deferred retirement) on account of payments suspended during periods of employment or reemployment after January 31, 1988; and
(d)	in the case of a Participant who is reemployed after Normal Retirement Date:
(1)	benefits under the Plan shall be redetermined upon the Participant’s subsequent Termination of Service as if he or she then first retired, and, in the case of a reemployed Participant who has an Hour of Service on or after January 1, 1988, such benefits shall be based on his or her Years of Vesting Service, Years of Credited Service, Annual Earnings, Covered Compensation, and Social Security Benefit before and after his or her absence;

(2)	the Actuarial Equivalent value of such redetermined benefits shall be reduced by the Actuarial Equivalent value of the payments previously received prior to his or her reemployment; and

(3)	the Participant shall be entitled during such period of reemployment (subject to Article VII) to revise any prior elections affecting the form in which his or her benefits are paid.
     6.3. Suspension of Benefits Notice Procedures. In the case of a Participant whose benefits are to be suspended after Normal Retirement Date, the Committee shall notify the Participant of any such suspension for periods of employment or reemployment after January 31, 1988 by personal delivery or first class mail during the first calendar month for which payments are withheld. Such notice shall contain:
(a)	a general description of the reasons why payments are suspended;

(b)	a general description of the Plan provisions relating to the suspension of benefits;

(c)	a copy of such Plan provisions;

(d)	a statement that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations; and

(e)	a statement that a review of the suspension may be requested under the claims procedure found in section 12.7.
If the summary plan description (“SPD”) contains information which is substantially the same as the information required by this section, the notification may refer the Participant to the relevant pages of the SPD, provided that the Participant is informed as to how to obtain a copy of the SPD or the relevant pages, and that requests for information are honored within 30 days.
Article VII. Form of Payment of Retirement Benefits

     7.1. Automatic Form of Payment. Subject to sections 7.2 through 7.5, a Participant’s benefit shall be paid in the form of Single Life Annuity (in the case of unmarried Participants) and in the form of an Automatic Joint and Surviving Spouse Annuity (in the case of married Participants) commencing on the date determined under the provisions of Article IV or V.
     7.2. Automatic Joint and Surviving Spouse Annuity.
(a)	General Rule. The benefit of a Participant who is a married Participant at his or her Annuity Starting Date and who is entitled to receive monthly annuity payments under the Plan shall be payable in the form of an Automatic Joint and Surviving Spouse Annuity (as defined below), unless he or she has elected otherwise in accordance with subsection (c).

(b)	Definition. “Automatic Joint and Surviving Spouse Annuity” shall mean an annuity that is the Actuarial Equivalent of a Single Life Annuity, provides a reduced level monthly benefit to the Participant for his or her lifetime, and, upon the Participant’s death, provides an annuity for the life of his or her surviving spouse (to whom he or she was married on his or her Annuity Starting Date) in a monthly amount equal to one-half of the amount payable to the Participant during his or her life.

(c)	Election Procedures.
(1)	General Rule. A married Participant may elect in writing, on a form supplied by the Committee, to waive an Automatic Joint and Surviving Spouse Annuity, and to receive his or her benefits in the form of a Single Life Annuity or in accordance with an optional form of payment described in section 7.3; provided, however, that a Participant who is a disabled Participant entitled to a Disability Retirement Benefit under section 5.4 may not elect any optional form of payment described in section 7.3. Any election by a Participant pursuant to this paragraph (1) must be filed with the Committee within the election period described in paragraph (5). For such an election to be effective:
(A)	the Participant’s spouse must consent in writing to such election;

(B)	such election must designate a Beneficiary (if applicable);

(C)	the Participant’s spouse must acknowledge the financial consequences of such consent; and

(D)	such spouse’s consent must be witnessed by a notary public.
(2)	Exception to Consent Requirement. The consent of a Participant’s spouse shall not be required where:
(A)	the Participant has elected a joint and survivor benefit under section 7.3(c)(1);

(B)	the Committee determines that the required consent cannot be obtained because there is no spouse or the Participant’s spouse could not he located;

(C)	the Committee determines that the Participant is legally separated;

(D)	the Committee determines that the Participant has been abandoned within the meaning of local law and there is a court order to that effect; or

(E)	there exists any other circumstance (as determined by the Committee) prescribed by law as an exception to the consent requirement.
(3)	Revocation and Modification. An election by a Participant, pursuant to paragraph (1), to waive an Automatic Joint and Surviving Spouse Annuity may be revoked by the Participant, in writing, without the consent of his or her spouse at any time during the election period. Any subsequent election by a Participant to waive an Automatic Joint and Surviving Spouse Annuity or any subsequent modification of a prior election (other than a revocation of a waiver of an Automatic Joint and Surviving Spouse Annuity or a change in the form of payment or designation of Beneficiary where there is in effect a valid general consent with respect to the form of payment or designated Beneficiary (whichever is applicable)), must comply with the requirements set forth in paragraph (1) above. A spouse’s consent shall be considered a “general consent” if the following requirements are satisfied:
(A)	the consent permits the Participant to waive the Automatic Joint and Surviving Spouse Annuity;

(B)	the consent permits the Participant to change the optional form of benefit payment and/or the designated Beneficiary without any requirement of further consent by the spouse; and

(C)	the spouse acknowledges in the consent that:
(i)	he or she has the right to limit consent to a specific optional form of benefit and/or Beneficiary (as applicable), and

(ii)	that he or she voluntarily relinquishes either or both of such rights (as applicable).
(4)	Validity of Spousal Consent. Any consent or election under this provision shall be valid only with respect to the spouse who signs the consent or, if the spouse’s consent is excused by the Committee, the designated spouse, but shall be irrevocable once made.

(5)	Election Period. For purposes of this section 7.2, a Participant’s “election period” shall begin on the 90th day before the Annuity Starting Date and shall end on the Annuity Starting Date, but in any event shall not end before the 30th day after the date on which the explanation described in section 7.2(d) is provided. A Participant may waive the 30-day election period if the distribution of benefits occurs more than 7 days after the explanation was provided.
(d)	Notification. With regard to an election, the Committee shall provide each Participant within the notice period described below, a written explanation of:
(1)	the terms and conditions of the Automatic Joint and Surviving Spouse

Annuity;

(2)	the Participant’s right to make, and the effect and financial consequences of, a waiver of the Automatic Joint and Surviving Spouse Annuity;

(3)	for notices required to be provided in Plan Years beginning on or after January 1, 1989, the relative values of the various optional forms of benefit under the Plan;

(4)	the rights of the Participant’s spouse regarding a waiver of the Automatic Joint and Surviving Spouse Annuity; and

(5)	the right of the Participant to revoke a prior waiver of the Automatic Joint and Surviving Spouse Annuity and the effect and financial consequences of such a revocation.
For purposes of this section 7.2(d), the “notice period” shall be:
(6)	in the case of benefits commencing on or after January 1, 1989, the 60-day period between 90 and 30 days prior to the Annuity Starting Date; and

(7)	in the case of benefits commencing before January 1, 1989, the 90-day period preceding the Annuity Starting Date.
A Participant may elect to waive the requirement that a written explanation of payment options be provided at least 30 days before the Annuity Starting Date if the actual distribution of the benefit commences more than seven days after the written explanation was provided.
     7.3 Other Optional Forms of Payment.
(a)	General. Subject to the provisions of sections 7.1 and 7.2, a Participant (other than a disabled Participant entitled to a Disability Retirement Benefit under section 5.4) may elect in writing to be paid in accordance with an optional form of payment described in this section. In the case of elections made in Plan Years beginning on or after January 1, 1989, an election by an unmarried Participant to receive payment of his or her benefit in an optional form shall be valid only if he or she is furnished with an explanation of the material features and relative values of the optional forms of benefit within the notice period described in section 7.2(d). Any optional form of payment must be the Actuarial Equivalent of the benefit payable to the Participant as a Single Life Annuity. In the case of benefits commencing prior to January 1, 1993, an optional form of payment shall not be elected by a Participant if such election would result in a monthly benefit payment of less than $40.

(b)	60- or 120-Month Term Certain. A Participant may elect a reduced monthly benefit payable for his or her lifetime with a provision that, if the Participant dies prior to receiving the total number of monthly payments for a designated term certain period, any remaining monthly payments shall continue in the same dollar amount to his or her designated Beneficiary until the total designated number of payments has been made from the Plan. If the designated Beneficiary survives the Participant but dies prior to receiving the total remaining guaranteed monthly payments for the designated term certain, such unpaid monthly payments shall be paid to the Beneficiary’s estate or his or her beneficiary. A Participant electing this optional form of payment shall designate a term certain of either 60 or 120 months. A term certain of less than 60 or 120 months (as applicable) maybe elected in order to satisfy the restrictions set forth in section 7.4.

(c)	Joint and Survivor Benefits. A Participant may elect an actuarially reduced monthly benefit payable for his or her lifetime with monthly amounts to continue “ to a person designated in paragraph (1) or (2) below, as follows:
(1)	his surviving spouse for the lifetime of such surviving spouse in an amount equal to 100 percent of the monthly amount payable during the Participant’s lifetime; or

(2)	a Beneficiary other than his or her surviving spouse for the lifetime of such Beneficiary in an amount equal to 50 or 100 percent (as designated by the Participant) of the monthly amount payable during the Participant’s lifetime.
(d)	Lump Sum. A Salaried Participant or Brown Moulding Participant who is eligible for a Normal Retirement Benefit, a Deferred Retirement Benefit, or an Early Retirement Benefit (pursuant to section 4.1, 4.3, 4.4, or 5.2) may elect to receive the value of his or her Accrued Benefit under the Plan in the form of a single lump sum cash payment of Actuarial Equivalent value. In addition, any Hourly Participant who is entitled to a Benefit under section 4.2 and who is also entitled to a benefit under either 4.1 or 4.3 may elect to receive the value of his or her entire Accrued Benefit under the Plan in the form of a single lump sum cash payment of Actuarial Equivalent value. To the extent that the benefit to which the Participant is entitled is a subsidized early retirement benefit, the amount of the lump sum shall be the greater of the Actuarial Equivalent value based on such benefit or the Actuarial Equivalent of his Accrued Benefit payable at the Participants Normal Retirement Date.

7.4.	Restrictions on Distributions.

(a)	General Rule. Notwithstanding anything in section 7.1 through 7.3 to the contrary, unless the Participant otherwise elects in writing, distribution to such Participant shall not commence later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:
(1)	the Participant attains age 65;

(2)	the Participant attains the tenth anniversary of the date on which he or she became a Participant under the Plan; or

(3)	the Participant’s Termination of Service.
(b)	Latest Allowable Commencement Dates. Notwithstanding anything contained in sections 7.1 through 7.3 to the contrary, a Participant’s benefits under the Plan shall commence no later than April 1 following the calendar year in which he or she attains age 70 1/2 or retires, whichever is later; provided, however, that with respect to any Participant who attained age 70 1/2 on or after January 1, 1996 and on or before December 31, 2001, payment of benefits shall commence no later than the April I following the close of the calendar year in which the Participant attains age 70 1/2 (or such later date as provided in guidance from the Internal Revenue Service). Notwithstanding the preceding sentence, a Participant who is a 5 percent owner (as described in Code section 416(i)) at any time during the Plan Year ending in or with the calendar year in which such Participant attains age 70 1/2, or during any subsequent Plan Year, shall in any event commence to have his or her benefits distributed to him or her no later than the April 1 following the calendar year in Which such Participant attains age 70 1/2, regardless of whether he or she has incurred a Termination of Service.

(c)	Periodic Benefit Payments. For distributions made with respect to calendar years prior to 2002, no election under this Article VII will be effective unless the Participant’s total benefit will be distributed over a period that will not exceed:
(1)	the life of the Participant;

(2)	the lives of the Participant and the Participant’s designated Beneficiary;

(3)	a period certain not extending beyond the life expectancy of the Participant; or

(4)	a period certain not extending beyond the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary.
(d)	Required Distributions Where Participant Dies Before Entire Interest is Distributed.
(1)	If benefits have commenced and the Participant dies prior to receiving his or her entire interest under the Plan, the remaining portion of such interest shall be distributed to his or her designated Beneficiary at least as rapidly as under the method of distribution selected by the Participant.

(2)	If the Participant dies prior to the commencement of benefits under the Plan and the Participant has not designated a Beneficiary, any such remaining interest payable shall be fully paid within the five-year period following his or her death, except as provided in Article VIII.

(3)	If:
(A)	any portion of the Participant’s benefits are payable to a designated Beneficiary,

(B)	such portion will be distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, and

(C)	such distributions begin not later than December 31 of the calendar year following the calendar year in which the Participant’s death occurred, or such later date as the Secretary of the Treasury may by regulations prescribe, the portion referred to in subparagraph (3)(A) shall be treated as distributed within the time required under paragraph (2).

(4)	If the designated Beneficiary referred to in subparagraph (3)(A) is the surviving spouse of the Participant, the date on which distributions are required to begin under subparagraph (3)(C) shall not he earlier than December 31 of the calendar year in which the Participant would have attained age 70 1/2.
(e)	Incidental Benefit Requirement.
(1)	Distributions Commencing Prior to January 1, 1989. In the case of distributions commencing prior to January 1, 1989, if a person other than the Participant’s spouse is the designated Beneficiary, the Actuarial Equivalent present value of benefits payable during the Participant’s lifetime shall exceed 50 percent of the Actuarial Equivalent present value of all benefits payable to or on behalf of the Participant under the Plan.

(2)	Distributions Commencing After December 31, 1988. In the case of distributions commencing after December 31, 1988, the minimum amount which must be distributed each calendar year shall be determined in accordance with the Treasury regulation section 1.401(a)(9)-2.
(f)	Distributions to be Made in Accordance with Treasury Regulations. Distributions under the Plan shall be made in accordance with Treasury regulations under Code section 401(a)(9), including section 1.401(a)(9)-2.

(g)	Distributions to be Made for Plan Years After 2000. Notwithstanding subsections (c), (d), (e), and (f) above, with respect to distributions under the Plan made for Plan Years beginning on or after January 1, 2000, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.
     7.5. Amounts Not Exceeding $1,000. Notwithstanding the foregoing provisions of this Article VII, if the lump sum Actuarial Equivalent present value of the vested benefits payable under the Plan (as determined under Section 7.3(d)) to a Participant who has incurred a Termination of Service does not exceed $1,000, the Committee shall cause such Participant’s vested benefits to be paid to him or her in a single lump sum payment of Actuarial Equivalent value as soon as practicable following his or her Termination of Service. In determining the present value of a Participants vested benefit for purposes of this section, amounts which were previously paid to the Participant pursuant to this section (or its predecessor) shall be disregarded.
     7.6. Designation of Beneficiary. Subject to the provisions of section 7.2 through 7.5, each Participant may designate one or more persons (who may be named as joint and successive beneficiaries) to whom survivor’s benefits under section 7.3 are to be paid upon the Participant’s death. Each such designation shall be made on a form provided by the Committee, shall be effective only when filed in writing with the Committee, and shall revoke, subject to the provisions of section 7.2, all prior designations. If no Beneficiary is designated, or if a designation is revoked in whole or in part, or if no designated Beneficiary survives the Participant, the applicable benefit shall be payable to the Participant’s surviving spouse or, if there is no surviving spouse, to the Participant’s estate, except as provided in section 7.7 below.
     7.7. Death of Beneficiary Prior to Participant’s Termination of Service. If the Beneficiary designated by the Participant to receive survivor benefits described in section 7.3 dies prior to the Participant’s Termination of Service, the election under section 7.3 shall be void, and benefits shall be payable under section 7.1 or 7.2, as applicable, unless and until another Beneficiary is formally designated by the Participant pursuant to section 7.6.
     7.8. Direct Rollover of Eligible Rollover Distributions.
     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Trustee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
Definitions.
(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.
(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.
(c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
(d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

Article VIII. Death Benefits
     8.1. Automatic Pre-Retirement Surviving Spouse Benefits. The surviving spouse of a married Participant shall be eligible to receive a surviving spouse annuity benefit under this Article VIII if such Participant dies after he or she has attained vested rights to benefits under the Plan and before such Participant’s Annuity Starting Date. A Participant shall not be considered a “married Participant” for purposes of this Article unless he or she shall have been legally married to his or her surviving spouse throughout the entire one-year period preceding the date of his or her death. A disabled Participant who will be entitled to a Disability Retirement Benefit under section 5.4 upon his or her reaching his or her Normal Retirement Age shall not be deemed to have attained vested rights to benefits under the Plan until he or she has actually reached his or her Normal Retirement Age.
     8.2. Amount.
(a)	Determination of Benefit. The monthly amount of the automatic pre-retirement surviving spouse benefit payable to a spouse eligible therefor shall be as follows (if such benefit were to commence at the later of the first day of the calendar month coincident with or next following the Participant’s death or the first day of the calendar month in which the Participant would have attained his or her Earliest Retirement Age).
(1)	If a Participant dies after the date on which such Participant has attained his or her Earliest Retirement Age (as defined below), the Participant’s surviving spouse shall receive 50 percent of the amount of the monthly retirement benefit that the Participant would have been entitled to receive if he or she had retired with an immediate Automatic Joint and Surviving Spouse Annuity (described in section 7.2) on the day preceding his or her date of death.

(2)	If a Participant dies on or before the date on which such Participant would have attained his or her Earliest Retirement Age, the Participant’s surviving spouse shall receive 50 percent of the amount of the monthly retirement benefit that the Participant would have been entitled to receive if he or she had:
(A)	terminated employment on the date of his or her death;

(B)	survived to his or her Earliest Retirement Age;

(C)	retired with an immediate Automatic Qualified Joint and Surviving Spouse Annuity at his or her Earliest Retirement Age; and

(D)	died on the day after the date on which the Participant would have attained his or her Earliest Retirement Age.

(b)	Earliest Retirement Age. For purposes of this Article, a Participant’s “Earliest Retirement Age” shall mean:
(1)	in the case of a Participant who completes ten or more Years of Vesting Service prior to his or her Normal Retirement Date, the first day of the month next following (A) completion often Years of Vesting Service, and (B) attainment of age 60; and

(2)	in the case of a Participant other than a Participant described in paragraph (1) above, his or her Normal Retirement Date.
     8.3. Commencement of Payments. The monthly automatic pre-retirement surviving spouse benefit shall be payable to the surviving spouse for life, beginning on the later of (a) the first day of the calendar month coincident with or next following the date on which the Participant would have attained Earliest Retirement Age or (b) the first day of the calendar month following the Participant’s death. Notwithstanding the foregoing, the surviving spouse may elect, in writing, to defer commencement of the automatic pre-retirement surviving spouse benefit until the first day of any calendar month preceding or coincident with the Participant’s Normal Retirement Date, but in no event later than such date. The monthly amount of any automatic pre-retirement surviving spouse benefit which commences after the later of the dates referenced in (a) and (b), above, shall be increased to take into account the effect of the reduction factors set forth in sections 5.2(c) and 5.3.
     8.4. Lump Sum Distributions. Notwithstanding the foregoing provisions of this Article VIII, if the Actuarial Equivalent value of a surviving spouse’s benefit payable under this Article does not exceed $5,000, such benefit shall be paid to the surviving spouse in a single lump sum payment of Actuarial Equivalent value as soon as practicable following the death of the Participant. A Participant’s surviving spouse shall have the right to elect a direct rollover of a single lump sum payment made pursuant to this section, in accordance with section 7.8. Any such election shall be subject to the limitations and requirements of section 7.8, and section 7.8 shall be applied as though the surviving spouse were the Participant, except that for Plan Years ending prior to January 1, 2002, the term “eligible retirement plan” shall not include a trust or plan described in Code section 402(c)(8)(B)(iii) and (iv).
Article IX. Maximum Benefit Limitations
     9.1. Limitation on Benefits. No benefit shall be payable under this Plan that shall cause the annual benefit of any Participant to exceed the lesser of:
     (a) The amount specified in Section 415(b)(1)(A) of the Code, as adjusted for any applicable increases in the cost of living in accordance with Section 415(d) of the Code, as in effect on the last day of the Plan Year; and
     (b) One-hundred percent (100%) of the average compensation of such Participant for his high three (3) consecutive Plan Years as provided in Section 415 of the Code.

          Section 415 of the Code is hereby incorporated by reference. The reduced limitation for early retirement benefits and adjustments for any forms of benefit subject to Section 417(e)(3) of the Code shall be determined in accordance with Section 415 of the Code and applicable regulations using an interest rate assumption of seven percent (7%), except as otherwise required by Section 415(b)(2)(E) of the Code.
          For purposes of this Article, “Company” means the Employer and any corporation or other business entity that from time to time is, along with the Employer, a member of a controlled group as defined in Section 414 of the Code, as modified by Section 415(h) of the Code (fifty percent (50%) control test), and “compensation” means wages paid by the Company within the meaning of Section 3401 of the Code (for purposes of income tax withholding at the source), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus the amount of salary reduction as a result of an election pursuant to a plan or plan governed by Sections 125, 132(f)(4), 401(k) or 403(b) of the Code (inclusively).
          In order to be taken into account for purposes of this section, compensation generally must be paid or treated as paid to the Employee before the severance from employment of the Employee. However, compensation paid by the later of 2 1/2 months after the severance from employment of an Employee or the end of the limitation year that includes the date of severance from employment of the Employee shall be treated as compensation to the extent such amounts are compensation for services rendered that would have been paid absent a severance from employment or payments of accrued vacation or other leave the Employee would have been able to use if employment had continued. For purposes of this section, severance from employment means termination of common law employment; unless, in the case of a sale of substantially all of the assets of a business, the Employee is employed by the buyer of the business immediately after the sale and the buyer adopts this Plan or a successor qualified plan that accepts the assets and liabilities of this Plan with respect to such Employee; or, in the case of cessation of affiliated company status, such former affiliated company or a member of its new controlled group adopts this Plan or a successor qualified plan that accepts the assets and liabilities of the Plan with respect to such Employee.
          9.2 Reduction of Benefits. Reduction of benefits or contributions to all plans, where required to comply with Section 8.1, shall be accomplished by reducing the Participant’s benefit under any defined benefit plans maintained by the Company in which he participated, such reduction to be made first with respect to the plan in which he most recently accrued benefits and thereafter in such priority as shall be determined by the Trustees and the administrators of such other plans.
Article X. Amendment and Termination
     10.1. Amendment and Termination. The Employer expects the Plan to be permanent, but the Employer must necessarily and does hereby reserve the right to amend or modify in any respect, or to terminate, the Plan at any time, for any reason whatsoever, by the action of the Committee. Further, the Employer has delegated to the Committee the authority and the right to amend, modify, or terminate the Plan at any time. The Employer and the Committee may make any modifications or amendments to the Plan, retroactively if necessary or appropriate, to qualify or maintain the Plan as a plan meeting the requirements of Code section 401(a) or of ERISA, or the regulations issued thereunder.

     No amendment of the Plan shall cause any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Participants, their surviving spouses, or their beneficiaries covered by the Plan. No plan amendment may decrease the Accrued Benefit of any Participant. No plan amendment may (a) eliminate or reduce an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations) or (b) eliminate an optional form of benefit with respect to benefits attributable to service before the amendment, except as permitted under Code section 411(d)(6) and the regulations thereunder. Retroactive plan amendments may not decrease the Accrued Benefit of any Participant determined as of the time the amendment was adopted. The Committee shall have the right to amend or modify the Plan by vote of its members; provided, however, that such amendments shall be administrative in nature, or mandated by any applicable law, and shall not increase the costs of the Plan.
     10.2. Vesting on Termination or Partial Termination. Upon a complete or partial termination of the Plan (within the meaning of Treasury regulation section 1.411(d)-2), the right of each affected Participant to benefits accrued to the date of such termination or partial termination shall become nonforfeitable to the extent such benefits are funded as of such date.
     10.3. Distribution on Termination. Upon termination of the Plan, that portion of any assets then held in the Trust Fund shall be allocated, after payment of all expenses of administration or liquidation, in accordance with amendments to the Plan adopted prior to such allocation under section 4044(a) of ERISA; provided that any assets remaining after the satisfaction of all benefits accrued to the termination date with respect to Participants, and their surviving spouses and beneficiaries, shall revert to and be distributed to the Employer.
     10.4. Merger, Consolidation, or Transfer. In the case of any merger or consolidation of the Plan with, or any transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then been terminated.
Article XI. Contributions
     11.1. Employer Contributions. The Employer shall make contributions from time to time in such amounts as are necessary to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards of Code section 412. However, the Employer may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the amount of any Employer contributions otherwise payable for succeeding Plan Years and will not be applied to increase the benefits any Participant would otherwise receive under the Plan.
     11.2. Reversion of Employer Contributions. No contributions made hereunder by the Employer shall revert to the Employer except as follows:
(a)	That portion of a contribution made by the Employer by a mistake of fact shall be returned to the Employer within one year after the payment of the contribution.

(b)	That portion of a contribution made by the Employer and disallowed by the Internal Revenue Service as a deduction under Code section 404 shall be returned to the Employer within one year after the Internal Revenue Service disallows the deduction.

(c)	Earnings attributable to the contributions to be returned under this section shall not be returned to the Employer and any losses attributable to such contributions shall reduce the amount returned.
     11.3. Employee Contributions. Employee contributions shall be neither required nor permitted.
Article XII. Administration of the Plan
     12.1. Plan Administrator. The general administration of the Plan shall be carried out by the Committee, appointed by the board of directors of the Employer, which shall act as the “plan administrator” and the “named fiduciary” within the meaning of Title I of ERISA. The Committee shall have the authority to delegate to one of its members the duties and responsibilities of plan administrator. The Committee shall consist of at least three members who shall serve at the pleasure of the board of directors of the Employer.
     12.2. Appointment to and Resignation from the Committee. The board of directors of the Employer may remove any member of the Committee at any time. In the event of the removal, death, resignation, or inability to act of a member, said board of directors may appoint a successor. Appointment and removal shall be by vote of the board of directors of the Employer and shall be effective upon the filing of a certificate with the Trustee setting forth such action. Any member of the Committee may resign at any time, effective upon delivering a written resignation to the board of directors of the Employer.
     12.3. Powers and Duties of the Committee. The Committee shall have the exclusive right and discretionary authority to interpret and continue the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision. The Committee shall have the exclusive right and discretionary authority to make any finding of fact necessary or appropriate for any purpose under the Plan, including but not limited to, determination of eligibility for, and the amount, manner, and time of payment of, any benefit payable under the Plan. All decisions of the Committee shall be final and binding on all parties.
     12.4. Action by Majority of the Committee. All actions by the Committee hereunder shall be authorized by a majority of the members, either by vote at a meeting or by a writing signed by such majority. The Committee may certify to the Trustee, by majority vote or action as provided for herein, the name of one member of the Committee authorized to act for it in its - relationship with the Trustee. The Trustee shall be and hereby is authorized to act in pursuance of the written instructions of any member of the Committee so designated.
     12.5. Rules and Regulations of the Committee. The Committee may make such rules and regulations in connection with its administration of the Plan as are consistent with the terms and provisions hereof.
     12.6. Conclusiveness of Reports, Etc. The members of the Committee, and the Employer and the Employer and their officers and directors, shall be entitled to rely upon all tables,

valuations, certificates, and reports furnished by any enrolled actuary selected by the Committee, upon all certificates and reports made by any accountant selected by the Committee, and upon all opinions given by any legal counsel selected by the Committee. The members of the Committee, and the Employer and their officers and directors, shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon any such actuary, or counsel, and all action so taken or suffered shall be conclusive upon all persons.
     12.7. Claims Procedure. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim (or within an additional 90 days if special circumstances require an extension of time, and written notice of the extension shall be furnished to the claimant). Notice of the denial shall set forth the following information:
(a)	the specific reason or reasons for the denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)	an explanation of the claim review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(e)	if such request is so filed, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d) above.
The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall he written in a manner calculated to be understood by the claimant. Effective January 1, 2002, claims for benefits shall be considered and reviewed in accordance with claims procedures that shall be incorporated in or attached to the Plan’s summary plan descriptions.
     12.8. Employment of Agents. The Committee may employ agents, including without limitation custodians, accountants, consultants, or attorneys, to exercise and perform the powers and duties of the Committee as the Committee delegates to them and to render such services to the Committee as the Committee may determine, and the Committee may enter into agreements setting forth the terms and conditions of such service. The Committee may appoint an independent public accountant to audit the Plan. The compensation of the agents shall be an expense chargeable in accordance with section 12.9.

     12.9. Compensation and Expenses of Committee. Unless otherwise determined by the Employer, the members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid in accordance with the provisions of section 16.4. Such expenses shall include any expenses incident to the functioning of the Plan, including without limitation attorneys’ fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, and any other costs of administering the Plan.
     12.10. Indemnity for Liability. To the maximum extent allowed by law and to the extent not otherwise indemnified, the Employer shall indemnify each member (and former member) of the Committee, and any other current or former Employee, officer, or director of the Employer, against any and all claims, losses, damages, expenses, including counsel fees, incurred by any such person on account of such person’s action, or failure to act, in connection with the Plan, including, in the case of amounts paid in settlement, only such amounts as are paid with the Employer’s approval.
Article XIII. Trust Arrangements
     13.1. Appointment of Trustee. A Trustee for the Plan shall be named in the Trust Agreement, and, upon acceptance thereof, the Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and in said Trust Agreement.
     13.2. Removal of Trustee; Appointment of other Trustee. The Committee reserves the right to remove the Trustee at any time and to appoint a successor Trustee.
     13.3. Change in Trust Agreements. The Committee may from time to time enter into such further agreements with a Trustee or other parties and make such amendments to Trust Agreements, as it may deem necessary or desirable to carry out the Plan; and may take such other steps and execute such other instruments as may be deemed necessary or desirable to put the Plan into effect or to carry it out.
     13.4. Trust Fund. All deposits under the Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits under the Plan or to pay administrative expenses of the Plan and of the Trust Fund, to the extent not paid by the Employer, and shall not revert to or inure to the benefit of the Employer except as provided in section 10.3 and 11.2.
Article XIV. Leased Employees
     14.1 Treatment of Leased Employees Under the Plan.
(a)	Eligibility and Vesting. Solely for purposes of determining when an individual has completed a Year of Eligibility Service and determining the Years of Vesting Service which an individual has completed for purposes of sections 5.1 and 15.5, hours of service as a Leased Employee (as defined below) shall be treated as Hours of Service as an Employee.

(b)	Benefit Accrual. A Leased Employee shall not be eligible to become a Participant eligible to accrue benefits under the Plan except to the extent that he or she shall qualify as an Eligible Employee without regard to the provisions of this Article

XIV.
     14.2. Service Not Counted. This Article XIV shall not apply to a Leased Employee for any period:
(a)	during which such individual is covered by a Leasing Organization Pension Plan (as defined below); and

(b)	during which no more than 20 percent of the combined nonhighly compensated workforce (within the meaning of Code section 414(n)) of the Recipient Employer and its Affiliates is made up of Leased Employees; or

(c)	for any Plan beginning before January 1, 1984.
     14.3. Definitions. For purposes of this Article:
     (a) Leased Employee shall mean any individual who provides services for a Recipient Employer and:
(1) such services are provided pursuant to an agreement between the Recipient Employer and a Leasing Organization;
(2) such individual has performed such services for the Recipient Employer or any Related Person, as a Leased Employee, on a substantially full-time basis for a period of at least one year;
(3) such services are performed under the primary direction of, or are controlled by, the Recipient Employer; and
(4) such individual is not a common law employee of the Recipient Employer.
For purposes of the preceding sentence, an individual is considered to have performed services on a substantially full-time basis for a period of at least one year if during any consecutive 12-month period such person has either (A) performed at least 1,500 hours of service for the Recipient Employer and any Related Person, or (B) performed services for the Recipient Employer and any Related Person for a number of hours of service at least equal to 75 percent of the number of hours customarily performed by a common law employee of the Recipient Employer or Related Person in the particular position.
(b)	Leasing Organization shall have the same meaning as under Code section 414(n)(2)(A).

(c)	Leasing Organization Pension Plan shall mean a plan maintained by a Leasing Organization which with respect to the Leased Employee:
(1)	is a money purchase pension plan with a nonintegrated employer contribution rate of at least 10 percent;

(2)	provides for immediate participation and for full and immediate vesting; and

(3)	provides for immediate participation by each Employee of the Leasing Organization (other than an employee who performs substantially all of his or her Service for such Leasing Organization) whose “compensation” (within the meaning of Code section 414(n)(5)(C)(iii)) from such Leasing Organization during any year in the four-year period ending with the year in question is $1,000 or more.
(d)	Recipient Employer shall mean the Employer or Affiliate for which a Leased Employee performs services.

(e)	Related Person shall have the meaning prescribed in Code section 144(a)(3).
     14.4. Construction. The purpose of this Article XIV is to comply with the provisions of Code section 414(n) and regulations thereunder. All provisions of this Article shall be construed, consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such Code section 414(n).
Article XV. Top-Heavy Plan Provisions
     15.1. General Rule. If the Plan is top-heavy or is a member of a top-heavy group with respect to any Plan Year, the provisions of sections 15.4 through 15.7 shall apply.
     15.2. When Plan is Top-Heavy. The Plan shall be top-heavy for a Plan Year if as of the Applicable Determination Date (as defined below), the present value of the cumulative Accrued Benefits under the Plan for Key Employees (as defined below) exceeds 60 percent of the cumulative Accrued Benefits under the Plan for all Employees (other than former Key Employees) under the Plan. For Plan Years ending prior to January 1, 2002, such amounts shall include the value of any distributions (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i)) made with respect to the Employee during the five-year period ending on the Applicable Determination Date. For Plan Years beginning on or after January 1, 2002, such amounts shall include the value of any distributions made on account of separation from service, death or disability with respect to the Employee only if made during the one-year period ending on the Applicable Determination Date. The Accrued Benefits of individuals who have not performed services for the Employer or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account. The determination of the foregoing ratio shall be made in accordance with Code section 416(g), which is incorporated herein by this reference. Notwithstanding the foregoing, the Plan shall not be top-heavy if it is part of any affiliation group of plans, as defined in section 15.3(a), that is not a top-heavy group.

     15.3. When Plan is in Top-Heavy Group. A Plan is a member of a top-heavy group with respect to a Plan Year if as of the Applicable Determination Date, it is part of an affiliation group of plans which is top-heavy. For purposes of this Article:
(a)	an “affiliation group of plans” includes each plan qualified under Code section 401(a) which is maintain Employer or an Affiliate and (1) in which a Key Employee is a participant, or (2) which enables any other which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or 410; and

(b)	an affiliation group of plans shall be a “top-heavy group” with respect to a Plan Year if as of the Applicable Determination Date, the sum of:
(1)	the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and

(2)	the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees (other than former Key Employees) covered under the affiliation group of plans. Cumulative accrued benefits and account balances shall be adjusted for any distribution made in the five-year period ending on the Applicable Determination Date and any contribution due but unpaid as of said Applicable Determination Date. Account balances and accrued benefits of individuals who have not performed services for the Employer or the Affiliates at any time during the five-year period ending on the Applicable Determination Date (or, for Plan Years beginning after December 31, 2001, the one-year period ending on the Applicable Determination Date) shall not be taken into account. The determination of the foregoing ratio, including the extent to which distributions (including distributions from terminated plans), rollovers, and transfers are taken into account, shall be made in accordance with Code section 416 and the regulations thereunder.
     15.4. Minimum Benefit.
(a)	Notwithstanding any other section of the Plan to the contrary, for any Plan Year with respect to which the Plan is top-heavy or is a member of a top-heavy group, each Participant who is not a Key Employee shall accrue a Normal Retirement Benefit of not less than 2 percent of the Participant’s average limitation compensation for the five consecutive Plan Years for which such limitation compensation was the highest. This minimum accrual shall be determined without regard to any Social Security contribution or other Plan provisions for integration with Social Security.

(b)	Subsection (a) shall not apply to a Participant credited with fewer than 1,000 Hours of Service for the Plan Year.

(c)	No additional benefit accruals shall be provided under subsection (a) once the total annual benefit payable under the Plan in the form of a Single Life Annuity at age 65 equals or exceeds 20 percent of the Participant’s highest average limitation compensation for the five consecutive years for which such limitation compensation was the highest.

(d)	If a Participant who is not a Key Employee is also a participant under one or more defined contribution plans in an affiliation group of plans maintained by the Employer in any Plan Year in which this Plan is top-heavy, such Participant shall accrue the minimum benefit described in subsection (a) above, and no additional contributions to such defined contribution plans shall be required to be made on behalf of such Participant pursuant to Code section 416.
     15.5. Accelerated Vesting.
(a)	For each Plan Year for which the Plan is top-heavy, or is a member of a top-heavy group, the provisions of section 5.1 shall be changed to provide for vesting of a Participant’s Accrued Benefit upon completion of three Years of Vesting Service. Notwithstanding the foregoing, this subsection (a) shall not apply to the Accrued Benefit of any Participant who is not credited with an Hour of Service while the Plan is top-heavy.

(b)	In a Plan Year in which the Plan is no longer top-heavy or a member of a top-heavy group, the vesting provisions contained in section 5.1 shall be restored.

Notwithstanding such restoration, the provisions of section 5.1 as modified by subsection (a) above shall continue to apply in the case of a Participant with three or more Years of Vesting Service (determined without regard to section 2.51(d)) at the time of such restoration.
     15.6. Adjustment in Maximum Benefit Limitation. For any Plan Year prior to January 1, 2000 with respect to which the Plan is top-heavy or is a member of a top-heavy group, the combined fraction under Code section 415(e) shall be reduced to 1.0.
     15.7. Definitions. For purposes of this Article
(a)	Applicable Determination Date shall mean, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within such calendar year as the Applicable Determination Date of the Plan. For purposes of this subsection, the term “determination date” shall mean, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The present value of an Accrued Benefit shall be determined as of the most recent valuation date, used for purposes of Code section 412, which is within the 12-month period ending on the Applicable Determination Date.

(b)	Key Employee shall mean a Participant, former Participant, or a beneficiary as prescribed in Code sections 416(i)(1) and 416(i)(5). Where an individual’s compensation is a factor in determining whether he or she is a Key Employee, compensation (as defined in section 9.1) shall be used.
Article XVI. Miscellaneous
     16.1. No Employment Rights Created. Neither the establishment nor the continuation of the Plan, nor anything contained within the Plan, shall be deemed to give any person the right to continued employment by the Employer or its Affiliates, or to affect the right of the Employer or its Affiliates to terminate the employment of any individual.
     16.2. Rights to Trust Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except as specifically provided under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan shall be made solely out of assets of the Trust Fund and neither the Employer, the Affiliates, nor any fiduciary shall be liable therefor in any manner.
     16.3. Nonalienability of benefits, Qualified Domestic Relations Orders. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent required by law or by this section 16.3.
(a)	Notwithstanding any provisions of the Plan to the contrary, if a court enters any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable under the Plan with respect to such Participant, then such benefits shall be paid in accordance with the applicable requirements of such judgment, decree or order provided such judgment, decree or order either (i) is entered after December 31, 1984 and constitutes a “qualified domestic relations order” within the meaning of Code section 414(p) and section 206 of ERISA, or (ii) is entered prior to January 1, 1985 and the Committee elects, in its sole discretion, to make payment in accordance with the applicable requirement of such judgment, decree or order. Benefits may be paid to an alternate payee pursuant to a qualified domestic relations order even if at the time of the distribution, the Participant could not otherwise receive payment of his vested Accrued Benefit.

(b)	Notwithstanding any provisions of the Plan to the contrary, if a court enters any judgment, decree or order or the Participant enters into a settlement agreement with the Plan on or after August 5, 1997, and such judgement, decree, order or settlement satisfies the conditions of Code section 401(a)(13)(C), the Participant’s Accrued Benefit may be offset to the extent necessary to pay an amount to the Plan pursuant to such judgment, decree, order or settlement agreement; provided that any spousal consent requirements of Code section 401(a)(13)(C) have been satisfied.
     16.4. Expenses. All reasonable expenses of the Plan and Trust Fund shall be paid by, and constitute a charge upon, the Trust Fund, except to the extent that such expenses may have been paid by the Employer in its sole and absolute discretion. Such expenses shall include any expenses incident to the functioning of the Plan, including, without limitation, attorneys’ fees and the compensation of actuaries and other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, the premiums for plan termination insurance purchased from the Pension Benefit Guaranty Corporation, and any other costs of administering the Plan.
     16.5. Severability. In the event that any provision of the Plan is held invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining parts of the Plan and the Plan shall be enforced and construed as if such provision had never been inserted herein.
     16.6. Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of New York except where such laws have been preempted by laws of the United States.
     16.7. Payments to Minors and Incompetents. If the Committee receives evidence satisfactory to it that any person entitled to receive any benefit payments under the Plan is, at the time when such benefit payments are payable, a minor or physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another individual or an institution is then maintaining or has custody of such person, and that no guardian or other representative of the estate of such person has been duly appointed, the Committee may authorize payment of such benefit otherwise payable to such person or such other individual or institution, and the release of such other individual or institution will be valid and complete discharge for the payment of such benefit.
     16.8. Missing Persons. If the Committee is unable to locate a proper payee within one year after a benefit becomes payable, the Committee may treat the benefit as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law.
     16.9. USERRA Compliance. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).
     16.10. Reclassification of Employment Status. Notwithstanding any contrary provisions of the Plan, an individual who is not characterized or treated as a common law employee of the Employer, or who is characterized or treated as a

“Leased Employee” as described in section 14.3, shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Employer who meets the definition of a Employee, the individual shall be eligible to participate in the Plan as of the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.
16.11. Titles. The titles of sections are included only for convenience and shall not be construed as part of this Plan or in any respect as affecting or modifying its provisions.
IN WITNESS WHEREOF, on behalf of the Employer, the Administrative Committee has caused this instrument to be executed by its duly authorized officers effective this 29th day of January, 2009

MW MANUFACTURERS, INC.

Director of Insurance/Benefits
ATTEST:

Appendix B
Preservation of Accrued Benefits for Participants whose
Annual Earnings Exceed Certain Dollar Limits.
(A)	General Rule. The Accrued Benefit of any Participant Whose Annual Earnings exceeds the limit in section 2.4(e) (1) or (2) shall not be less than his or her December 31, 1988 Accrued Benefit or his or her December 31, 1993 Accrued Benefit, whichever is greater. For purposes of preserving the Participant’s December 31, 1988 and December 31, 1993 Accrued Benefits, the method set forth in Treasury regulation section 1.401(a)(4)-13(c)(4)(iii) shall be employed. This method is described in subparagraphs (B) and (C), below.

(B)	Determination of Accrued Benefit as of a Date Prior to January 1, 1994. For purposes of determining a Participant’s Accrued Benefit as of a given date prior to January 1, 1994, a Participant’s Accrued Benefit shall be equal to the greater of (i) and (ii), below, where:
(i)	equals the sum of:
(I)	the Participant’s benefit as of December 31, 1988, determined without regard to the limitation on Annual Earnings in section 2.4(e)(1); plus

(II)	the Participant’s benefit at the earlier of Termination of Service or December 31, 1993, based on Credited Service after December 31, 1988, determined with regard to the limitation in section 2.4(e)(1);
(ii)	equals the greater of:
(I)	the Participant’s benefit as of December 31, 1988, determined without regard to the limitation on Annual Earnings in section 2.4(e)(1); or

the Participant’s benefit at the earlier of Termination of Service or December 31, 1993, based on all Credited Service, determined with regard to the limitation in section 2.4(e)(1).

(C)	Determination of Accrued Benefit as of a Date on or After January 1, 1994. A Participant’s Accrued Benefit determined as of a given date on or after January 1, 1994 shall be equal to the greater of (i) or (ii) below, where:

(i)	equals the sum of:
(I)	the Participant’s benefit as of December 31, 1993, calculated after applying subparagraph (B), above, and determined without regard to the limitation on Annual Earnings in section 2.4(e)(2); plus

(II)	the Participant’s benefit at Termination of Service, based on Credited Service after December 31, 1993, determined with regard to the limitation in section 2.4(e)(2);
(ii)	equals the greater of:
(I)	the Participant’s benefit as of December 31, 1993, calculated after applying subparagraph (B), above, and determined without regard to the limitation on Annual Earnings in section 2.4(e)(2); or

(II)	the Participant’s benefit at Termination of Service, based on all Credited Service, determined with regard to the limitation in section 2.4 (3) (2).